Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

Dated as of October 23, 2014

by and between

BIOHEART, INC.

and

MAGNA EQUITIES II, LLC,

a New York limited liability company

Table of Contents

ii

Annex I. Definitions

iii

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT is made and entered into as of October 23, 2014 (this “Agreement”), by and between Magna Equities II, LLC, a New York limited liability company (the “Investor”), and Bioheart, Inc., a corporation organized and existing under the laws of the State of Florida (the “Company”).

RECiTALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $3,000,000 of newly issued shares of the Company’s common stock, $0.001 par value (“Common Stock”);

WHEREAS, such investments will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and Rule 506 of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder;

WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form of Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein; and

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, the Company is concurrently causing its transfer agent to issue to the Investor the Initial Commitment Shares, upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

Article II
PURCHASE AND SALE OF COMMON STOCK

Section 2.1.          Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company in its discretion may issue and sell to the Investor, and the Investor shall purchase from the Company, up to $3,000,000 (the “Total Commitment”) of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (the “Aggregate Limit”), by the delivery to the Investor of Draw Down Notices as provided in Article III hereof.

Section 2.2.          Closing Date; Settlement Dates. This Agreement shall become effective and binding (the “Closing”) upon payment of the Document Preparation Fee prior to the Closing pursuant to Sections 7.1 and 10.1, the delivery of irrevocable instructions to issue the Initial Commitment Shares to the Investor or its designees as provided in Sections 7.1 and 10.1, the delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto and thereto, and the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in Section 7.1, to the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, at 5:00 p.m., New York City time, on the Closing Date. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Shares in respect of each Draw Down. The issuance and sale of Shares to the Investor pursuant to any Draw Down shall occur in accordance with Section 3.2, provided that all of the conditions precedent thereto set forth in Article VII theretofore shall have been fulfilled on or prior to the applicable Draw Down Exercise Date.

Section 2.3.          Initial Public Announcements and Required Filings. The Company shall, at or before 8:30 a.m., New York City time, on the first Trading Day immediately following the Closing Date, issue a press release (the “Press Release”) reasonably acceptable to the Investor disclosing the execution of this Agreement and the Registration Rights Agreement by the Company and the Investor and the issuance of the Initial Commitment Shares to the Investor, and briefly describing the transactions contemplated thereby. At or before 8:30 a.m., New York City time, on the second Trading Day immediately following the Closing Date, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching copies of each of this Agreement, the Registration Rights Agreement and the Press Release as exhibits thereto (including all exhibits thereto, the “Current Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the Commission and shall give due consideration to all such comments. From and after the issuance of the Press Release and the filing of the Current Report, the Company shall have disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 2.3, the Investor will maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). Not later than 15 calendar days following the Closing Date, the Company shall file a Form D with respect to the Securities in accordance with Regulation D and shall provide a copy thereof to the Investor promptly after such filing. The Company shall prepare and file with the Commission the Registration Statement (including the Prospectus) covering the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights

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Agreement. At or before 8:30 a.m. (New York City time) on the Trading Day immediately following the Effective Date, the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to the Registration Statement. If the transactions contemplated by any Draw Down are material to the Company (individually or collectively with all other prior Draw Downs, the consummation of which have not previously been reported in any Prospectus Supplement filed with the Commission under Rule 424(b) under the Securities Act or in any report, statement or other document filed by the Company with the Commission under the Exchange Act), or if otherwise required under the Securities Act (or the interpretations of the Commission thereof), in each case as reasonably determined by the Company or the Investor, then, at or before 5:30 p.m. (New York City time) on the Trading Day immediately following the True-Up Date with respect to such Draw Down, the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act with respect to the applicable Draw Down(s), disclosing the total Draw Down Amount Requested pursuant to such Draw Down(s), the total number of Shares issued and sold to the Investor pursuant to such Draw Down(s), the applicable Purchase Price(s) for such Shares and the net proceeds that have been received by the Company from the sale of such Shares. To the extent not previously disclosed in the Prospectus or a Prospectus Supplement, the Company shall disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the information described in the immediately preceding sentence relating to all Draw Down(s) consummated during the relevant fiscal quarter, and include each such Quarterly Report on Form 10-Q and Annual Report on Form 10-K in a Prospectus Supplement and file such Prospectus Supplement with the Commission under Rule 424(b) under the Securities Act.

Article III
DRAW DOWN TERMS

Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

Section 3.1.          Draw Downs.

(a)                Draw Down Notice. Subject to Section 3.1(b) hereof, from time to time during the Investment Period, the Company may, in its sole discretion, no later than 9:30 a.m. (New York City time) on the applicable Draw Down Exercise Date, provide to the Investor a Draw Down Notice, substantially in the form attached hereto as Exhibit B (each, a “Draw Down Notice”), which Draw Down Notice shall become effective upon receipt thereof by the Investor on the applicable Draw Down Exercise Date, and directing the Investor to purchase a specified Draw Down Amount Requested (which shall not exceed the Maximum Draw Down Amount Requested). As used in this Agreement, the term “Draw Down Exercise Date” shall mean the date on which the Investor receives any Draw Down Notice in accordance with this Section 3.1; provided, however, that if the Investor receives the Draw Down Notice later than 9:30 a.m. (New York City time) on a Trading Day, then the Draw Down Exercise Date shall not be the Trading Day on which the Investor receives such Draw Down Notice, but rather shall be the immediately following Trading Day (unless a subsequent Trading Day is therein specified as the Draw Down Exercise Date). Upon the terms and subject to the conditions of this Agreement, the Investor is obligated to accept each Draw Down Notice prepared and delivered in accordance with the

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provisions of this Agreement and shall purchase from the Company the Shares subject to such Draw Down Notice at the applicable Purchase Price in accordance with Section 3.2 hereof. Anything to the contrary in this Agreement notwithstanding, the parties hereto acknowledge and agree that the Investor shall not be required to purchase, and shall not purchase, more than the Maximum Draw Down Amount Requested pursuant to any single Draw Down Notice.

(b)               Draw Down Exercise Floor Price. Notwithstanding anything in this Agreement to the contrary, the Company shall not deliver any Draw Down Notice to the Investor if the Initial Purchase Price with respect to the Shares subject to such Draw Down Notice is less than the Draw Down Exercise Floor Price as of the applicable Draw Down Exercise Date, and any such Draw Down Notice shall be void, ab initio, and the Company shall not sell, and the Investor shall not purchase, any Shares pursuant thereto.

Section 3.2.          Settlement. The payment for, against simultaneous delivery of, Shares in respect of any Draw Down shall be settled as provided in this Section 3.2.

(a)                Settlement Date. With respect to each Draw Down pursuant to a Draw Down Notice received by the Investor in accordance with Section 3.1(a) hereof, the settlement thereof shall occur not later than the first Trading Day next following the applicable Draw Down Exercise Date. Each date on which settlement of the purchase and sale of Shares occurs under this Section 3.2(a) shall be referred to herein as a “Settlement Date”. On each Settlement Date, the Company shall, or shall cause its transfer agent to, electronically transfer to the Investor a number of duly authorized, validly issued, fully paid and nonassessable Shares, rounded to the nearest whole Share, equal to the quotient of (i) the Draw Down Amount Requested divided by (ii) the applicable Initial Purchase Price, by crediting the Investor’s or its designees’ account (provided the Investor shall have given the Company written notice of such designee prior to the Settlement Date) at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, which Shares shall be freely tradable and transferable and without restriction on resale pursuant to the Registration Statement, against simultaneous payment of the total Draw Down Amount therefor, which shall be equal to the product of (A) the number of Shares issued to the Investor on such Settlement Date and (B) the applicable Initial Purchase Price, to the Company’s designated account by wire transfer of immediately available funds; provided that if the Shares are received by the Investor later than 2:00 p.m., New York City time, payment of the total Draw Down Amount therefor shall be made with next day funds. As set forth in Section 3.5, a failure by the Company or its transfer agent (if applicable) to deliver such Shares on the applicable Settlement Date, among other things, shall result in the payment of partial damages by the Company to the Investor.

(b)               True-Up Date. With respect to each Draw Down pursuant to a Draw Down Notice received by the Investor in accordance with Section 3.1(a) hereof, a calculation of the True-Up Purchase Price and the final Purchase Price with respect to such Draw Down shall occur not later than the first Trading Day next following the last Trading Day of the applicable True-Up Pricing Period. Each date on which calculation of a True-Up Purchase Price and Purchase Price occurs under this Section 3.2(b) shall be referred to herein as a “True-Up Date”. Not later than 4:00 p.m. (New York City time) on the Trading Day immediately following the True-Up Date (the “True-Up Settlement Date”), the Company shall, or shall cause its transfer agent to, electronically transfer to the Investor the Additional Shares, if any, in respect of the

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applicable Draw Down by crediting the Investor’s or its designees’ account (provided the Investor shall have given the Company written notice of such designee prior to the True-Up Date) at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, which Additional Shares, if any, shall be freely tradable and transferable and without restriction on resale pursuant to the Registration Statement. “Additional Shares” shall mean a number of duly authorized, validly issued, fully paid and nonassessable Shares (which shall be appropriately adjusted for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement), rounded to the nearest whole Share, equal to the greater of (I) zero and (II) the difference of (i) the quotient of (x) the total Draw Down Amount received by the Company on the Settlement Date with respect to the applicable Draw Down Notice divided by (y) the True-Up Purchase Price, less (ii) the number of Shares issued to the Investor on the applicable Settlement Date with respect to the applicable Draw Down Notice. As set forth in Section 3.5, a failure by the Company or its transfer agent (if applicable) to deliver such Additional Shares, if any, on the applicable True-Up Settlement Date, among other things, shall result in the payment of partial damages by the Company to the Investor.

(c)                Purchase Price. Notwithstanding anything herein to the contrary and for the avoidance of doubt, with respect to each Draw Down pursuant to a Draw Down Notice received by the Investor in accordance with Section 3.1(a) hereof, (i) the final purchase price for the Shares subject to such Draw Down Notice shall be equal to the lesser of (A) the Initial Purchase Price and (B) the True-Up Purchase Price (such lesser price, the “Purchase Price”) and (ii) the Investor shall not be required to return any Shares to the Company in the event the True-Up Purchase Price is greater than the Initial Purchase Price.

Section 3.3.          Limitation of Draw Downs. The Company shall not make more than one Draw Down during the period between the applicable Draw Down Exercise Date and the applicable True-Up Date with respect to such Draw Down. At least two Trading Days shall elapse between the True-Up Date with respect to a Draw Down and the delivery of any Draw Down Notice for any other Draw Down during the Investment Period. Each Draw Down automatically shall expire immediately following the completion of the delivery of Additional Shares in respect of such Draw Down in accordance with Section 3.2(b) hereof or, if no Additional Shares are required to be delivered in respect of such Drawn Down, immediately following the completion of the calculation of the True-Up Purchase Price and the Purchase Price on the True-Up Date.

Section 3.4.          Reduction of Commitment. On each Settlement Date, the Investor’s Total Commitment under this Agreement automatically shall be reduced, on a dollar-for-dollar basis, by the total Draw Down Amount paid to the Company on such Settlement Date.

Section 3.5.          Failure to Deliver Shares or Additional Shares. If the Company issues a Draw Down Notice to the Investor, and the Company or its transfer agent shall fail for any reason or for no reason to electronically deliver all of the Shares subject thereto to the Investor on the applicable Settlement Date by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system in compliance with Section 3.2 of this Agreement, then, in addition to all other remedies available to the Investor, the Company shall pay the Investor, in cash, as partial damages for such failure and not as a penalty, an amount equal to 2.0% of the payment required to be paid by the Investor on such Settlement

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Date for the initial 30 days following such Settlement Date until the Shares have been delivered, and an additional 2.0% for each additional 30-day period thereafter until the Shares have been delivered, which amount shall be prorated for such periods less than 30 days. If the Company issues a Draw Down Notice to the Investor, and the Company or its transfer agent shall fail for any reason or for no reason to electronically deliver all of the Additional Shares, if any, subject thereto to the Investor on the applicable True-Up Settlement Date by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system in compliance with Section 3.2 of this Agreement, then, in addition to all other remedies available to the Investor, the Company shall pay the Investor, in cash, as partial damages for such failure and not as a penalty, an amount equal to 2.0% of the payment required to be paid by the Investor on the applicable Settlement Date for the initial 30 days following such True-Up Settlement Date until the Additional Shares have been delivered, and an additional 2.0% for each additional 30-day period thereafter until the Additional Shares have been delivered, which amount shall be prorated for such periods less than 30 days. In addition to the foregoing, if the Company or its transfer agent shall fail for any reason or for no reason to electronically transfer all of the Shares or Additional Shares subject to a Draw Down Notice to the Investor on the applicable Settlement Date or True-Up Settlement Date, as applicable, by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system in compliance with Section 3.2 of this Agreement, and if on or after such applicable Settlement Date or True-Up Settlement Date, as applicable, the Investor purchases, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Shares or Additional Shares that the Investor anticipated receiving from the Company in connection with such Draw Down, then the Company shall, in addition to any other amounts due to the Investor pursuant to this Agreement, within three Trading Days after the Investor’s request, pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the Shares or Additional Shares so purchased, at which point the Company’s obligation to credit such Investor’s or its designee’s account at DTC for such Shares or Additional Shares shall terminate. All amounts due and payable to the Investor pursuant to this Section 3.5 are hereinafter referred to collectively as the “Make Whole Amount”. If the Make Whole Amount is not paid within two Trading Days following the date when due hereunder, the Make Whole Amount shall accrue annual interest (on the basis of the 365 day year) compounded daily at a rate equal to the greater of (i) the prime rate of interest then in effect as published by the Wall Street Journal plus 3.0% and (ii) 10.0%, up to and including the date on which the Make Whole Amount is actually paid. The Company shall not issue a Draw Down Notice to the Investor until the Make Whole Amount, plus all accrued interest, has been paid to the Investor in full.

Section 3.6.          Certain Limitations. Notwithstanding anything to the contrary contained in this Agreement, in no event may the Company issue a Draw Down Notice to the extent that (i) the Draw Down Amount Requested in such Draw Down Notice exceeds the Maximum Draw Down Amount Requested, (ii) the sale of Shares pursuant to such Draw Down Notice would cause the Company to issue or sell or the Investor to acquire or purchase a dollar value of shares of Common Stock which, when aggregated with all Draw Down Amounts paid by the Investor pursuant to all prior Draw Down Notices issued under this Agreement, would exceed the Aggregate Limit, or (iii) the sale of Shares pursuant to such Draw Down Notice would cause the Company to sell or the Investor to purchase a number of shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned (as calculated

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pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates, would result in the beneficial ownership by the Investor or any of its Affiliates of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Ownership Limitation”). If the Company issues a Draw Down Notice in which the Draw Down Amount Requested exceeds the Maximum Draw Down Amount Requested, such Draw Down Notice shall be void ab initio to the extent the Draw Down Amount Requested exceeds the Maximum Draw Down Amount Requested. If the Company issues a Draw Down Notice that otherwise would require the Investor to purchase shares of Common Stock which would cause the aggregate purchases of Common Stock by the Investor under this Agreement to exceed the Aggregate Limit, such Draw Down Notice shall be void ab initio to the extent of the amount by which the dollar value of shares of Common Stock otherwise issuable pursuant to such Draw Down Notice, together with all Draw Down Amounts paid by the Investor pursuant to all prior Draw Down Notices issued under this Agreement, would exceed the Aggregate Limit. If the Company issues a Draw Down Notice that otherwise would require the Investor to purchase shares of Common Stock which would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Ownership Limitation, such Draw Down Notice shall be void ab initio to the extent of the amount by which the number of shares of Common Stock otherwise issuable pursuant to such Draw Down Notice, together with all shares of Common Stock then beneficially owned by the Investor and its Affiliates, would exceed the Ownership Limitation.

Section 3.7.          Blackout Periods. Notwithstanding any other provision of this Agreement, the Company shall not deliver any Draw Down Notice or otherwise offer or sell Shares to the Investor, and the Investor shall not be obligated to purchase any Shares pursuant to this Agreement, (i) during any period in which the Company is, or may be deemed to be, in possession of material non-public information, or (ii) except as expressly provided in this Section 3.7, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement. If the Company wishes to deliver any Draw Down Notice or otherwise offer, sell or deliver Shares to the Investor at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall, as conditions thereto, (1) prepare and deliver to the Investor (with a copy to counsel to the Investor) a report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings or other projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), (2) provide the Investor with the compliance certificate substantially in the form attached hereto as Exhibit D, dated the date of such Draw Down Notice, which certificate shall be deemed to remain in effect during the applicable Pricing Period through and including the applicable Settlement Date, and the “bring down” opinions in the form mutually agreed to by the parties hereto prior to the date hereof, dated the date of such Draw Down Notice and (3) file such Earnings 8-K with the Commission (so that it is deemed “filed” for purposes of Section 18 of the Exchange Act), include such Earnings 8-K in a

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Prospectus Supplement and file such Prospectus Supplement with the Commission under Rule 424(b) under the Securities Act, in each case on or prior to the date of such Draw Down Notice. The provisions of clause (ii) of this Section 3.7 shall not be applicable for the period from and after the time at which all of the conditions set forth in the immediately preceding sentence shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties agree that the delivery of the compliance certificate and the “bring down” opinions pursuant to this Section 3.7 shall not relieve the Company from any of its obligations under this Agreement with respect to the delivery of the compliance certificate called for by Section 7.2(ii) and the “bring down” opinions called for by Section 7.2(xv) on the applicable Settlement Date, which Sections shall have independent application.

Article IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.1.          Organization and Standing of the Investor. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York.

Section 4.2.          Authorization and Power. The Investor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Securities in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Investor, its Board of Directors or its stockholders is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3.          No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Investor’s charter documents, bylaws or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create

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or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under any applicable federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase the Securities in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

Section 4.4.          Investment Purpose. The Investor is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

Section 4.5.          Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.6.          Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

Section 4.7.          Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the Commission Documents. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Securities. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives

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of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including, without limitation, the opinions of the Company’s counsel delivered pursuant to Sections 7.1(iv) and 7.2(xv)). The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 4.8.          No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 4.9.          No General Solicitation. The Investor is not purchasing the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 4.10.      Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company.

Section 4.11.      Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in the Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.12.      Resales of Securities. The Investor represents, warrants and covenants that it will resell such Securities only pursuant to the Registration Statement, in a manner described under the caption “Plan of Distribution” in the Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act.

Article V
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:

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Section 5.1.          Organization, Good Standing and Power. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as presently proposed to be conducted. The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect.

Section 5.2.          Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Securities in accordance with the terms hereof and thereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Securities to the Investor hereunder (which approvals shall be obtained prior to the delivery of any Draw Down Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.3.          Capitalization and Voting Rights. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Commission Documents, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Commission Documents, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants or options of the

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Company issued prior to the Closing Date complied with all applicable federal and state securities laws, and no stockholder has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has furnished or made available to the Investor via EDGAR true and correct copies of the Company’s Certificate of Incorporation as in effect on the Closing Date (the “Charter”), and the Company’s Bylaws as in effect on the Closing Date (the “Bylaws”).

Section 5.4.          Issuance of Securities. The Initial Commitment Shares have been, the Additional Commitment Shares (if any) to be issued under this Agreement have been or will be (prior to the issuance thereof), and the Shares to be issued under this Agreement have been or will be (prior to the delivery of any Draw Down Notice to the Investor hereunder), duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, when issued in accordance with the terms of this Agreement, and the Shares, when issued and paid for in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and nonassessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof.

Section 5.5.          No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Significant Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Significant Subsidiaries under any agreement or any commitment to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency (including, without limitation, the Trading Market) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Securities to the Investor

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in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

Section 5.6.          Commission Documents, Financial Statements. (a) The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the Commission Documents filed with or furnished to the Commission prior to the Closing Date (including, without limitation, the 2013 Form 10-K). No Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date, each Commission Document filed with or furnished to the Commission prior to the Closing Date (including, without limitation, the 2013 Form 10-K) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Closing Date, on the date of such amended or superseded filing), such Commission Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission, on each Draw Down Exercise Date and on each Settlement Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date, on each Draw Down Exercise Date and on each Settlement Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each Commission Document (other than the Registration Statement, the Prospectus or any Prospectus Supplement) to be filed with or furnished to the Commission after the Closing Date and incorporated by reference in the Registration Statement, the Prospectus or any Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as

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the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the Commission relating to the Commission Documents filed with or furnished to the Commission as of the Closing Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b)               The financial statements, together with the related notes and schedules, of the Company included in the Commission Documents comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission and all other applicable rules and regulations with respect thereto. Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)                The Company has timely filed with the Commission and made available to the Investor via EDGAR or otherwise all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOXA”)) with respect to all relevant Commission Documents. The Company is in compliance in all material respects with the provisions of SOXA applicable to it as of the date hereof. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, except as disclosed on Schedule 5.6(c); such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the timely and accurate preparation of the Company’s Commission filings and other public disclosure documents. As used in this Section 5.6(c), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the Commission.

(d)               Fiondella, Milone and LaSarancina LLP, who shall express their opinion on the audited financial statements and related schedules to be included or incorporated by reference in the Registration Statement and the Prospectus are, with respect to the Company, independent public accountants as required by the Securities Act and is an independent registered public accounting firm within the meaning of SOXA as required by the rules of the Public Company Accounting Oversight Board. Fiondella, Milone and LaSarancina LLP has not

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been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

Section 5.7.          Subsidiaries. The 2013 Form 10-K sets forth each Subsidiary of the Company as of the Closing Date, showing its jurisdiction of incorporation or organization and the percentage of the Company’s ownership of the outstanding capital stock or other ownership interests of such Subsidiary, and the Company does not have any other Subsidiaries as of the Closing Date.

Section 5.8.          No Material Adverse Effect. Except as disclosed in any Commission Documents filed since December 31, 2013, or which may be deemed to have resulted from the Company’s continued losses from operations, since December 31, 2013, the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect.

Section 5.9.          No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since December 31, 2013 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

Section 5.10.      No Undisclosed Events or Circumstances. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company at or before the Closing but which has not been so publicly announced or disclosed, except for events or circumstances which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

Section 5.11.      Indebtedness; Solvency. The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2014 sets forth, as of June 30, 2014, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $1,000,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $1,000,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $1,000,000 due under leases required to be capitalized in accordance with GAAP. There is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar

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federal or state bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.

Section 5.12.      Title To Assets. Each of the Company and its Subsidiaries has good and valid title to, or has valid rights to lease or otherwise use, all of their respective real and personal property reflected in the Commission Documents, free of mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Commission Documents and those that would not have a Material Adverse Effect. All real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

Section 5.13.      Actions Pending. There is no action, suit, claim, investigation or proceeding pending, or, to the Knowledge of the Company, threatened, against the Company or any Subsidiary which questions the validity of the Transaction Documents or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. Except as set forth in the Commission Documents, there is no action, suit, claim, investigation or proceeding pending, or to the Knowledge of the Company threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets, or involving any officers or directors of the Company or any of its Subsidiaries, including, without limitation, any securities class action lawsuit or stockholder derivative lawsuit related to the Company, in each case which, if determined adversely to the Company, its Subsidiary or any officer or director of the Company or its Subsidiaries, would have a Material Adverse Effect. Except as set forth in the Commission Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the Knowledge of the Company, requested of any court, arbitrator or governmental agency which would be reasonably expected to result in a Material Adverse Effect.

Section 5.14.      Compliance With Law. The business of the Company and the Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company has maintained all requirements for the continued listing or quotation of its Common Stock on the Trading Market, and the Company is not in violation of any of the rules, regulations or requirements of the Trading Market and has no Knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Trading Market in the foreseeable future.

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Section 5.15.      Certain Fees. No brokers, finders or financial advisory fees or commissions are or shall be payable by the Company or any Subsidiary (or any of their respective Affiliates) with respect to the transactions contemplated by the Transaction Documents.

Section 5.16.      Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party (as modified by the Disclosure Schedule)) furnished by or on behalf of the Company or any of its Subsidiaries, taken together, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the 12 months preceding the Closing Date did not at the time of release (or, if amended or superseded by a later dated press release issued by the Company or any of its Subsidiaries prior to the Closing Date or by a later dated Commission Document filed with or furnished to the Commission by the Company prior to the Closing Date, at the time of issuance of such later dated press release or filing or furnishing of such Commission Document, as applicable) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 5.17.      Operation of Business. (a) The Company or one or more of its Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (including licenses, accreditation and other similar documentation or approvals of any local health departments) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including, without limitation, the U.S. Food and Drug Administration (“FDA”), as are necessary to conduct the business now operated by it (collectively, “Governmental Licenses”), except where the failure to possess such Governmental Licenses, individually or in the aggregate, would not have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and all applicable FDA rules and regulations, guidelines and policies, and all applicable rules and regulations, guidelines and policies of any governmental authority exercising authority comparable to that of the FDA (including any non-governmental authority whose approval or authorization is required under foreign law comparable to that administered by the FDA), except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect or except as otherwise disclosed in the Commission Documents. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect or except as otherwise disclosed in the Commission Documents. As to each product that is subject to FDA regulation or similar legal

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provisions in any foreign jurisdiction that is developed, manufactured, tested, packaged, labeled, marketed, sold, distributed and/or commercialized by the Company or any of its Subsidiaries, each such product is being developed, manufactured, tested, packaged, labeled, marketed, sold, distributed and/or commercialized in compliance with all applicable requirements of the FDA (and any non-governmental authority whose approval or authorization is required under foreign law comparable to that administered by the FDA), including, but not limited to, those relating to investigational use, investigational device exemption, premarket notification, premarket approval, good clinical practices, good manufacturing practices, record keeping, filing of reports, and patient privacy and medical record security, except where such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect or except as otherwise disclosed in the Commission Documents. As to each product or product candidate of the Company or any of its Subsidiaries subject to FDA regulation or similar legal provision in any foreign jurisdiction, all manufacturing facilities of the Company and its Subsidiaries are operated in compliance with the FDA’s Good Manufacturing Practices requirements at 21 C.F.R. Part 210 and 211, as applicable, except where such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in the Commission Documents, neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses or relating to a potential violation of or failure to comply with any FDA rules and regulations, guidelines or policies which, if the subject of any unfavorable decision, ruling or finding, individually or in the aggregate, would have a Material Adverse Effect. Except as set forth in the Commission Documents, neither the Company nor any of its Subsidiaries has received any correspondence, notice or request from the FDA, including, without limitation, notice that any one or more products or product candidates of the Company or any of its Subsidiaries failed to receive approval from the FDA for use for any one or more indications that, individually or in the aggregate, would have a Material Adverse Effect. This Section 5.17 does not relate to environmental matters, such items being the subject of Section 5.18.

(b)               The Company or one or more of its Subsidiaries owns or possesses adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trade dress, logos, copyrights and other intellectual property, including, without limitation, all of the intellectual property described in the Commission Documents as being owned or licensed by the Company (collectively, “Intellectual Property”), necessary to carry on the business now operated by it. Except as set forth in the Commission Documents, there are no actions, suits or judicial proceedings pending, or to the Company’s Knowledge threatened, relating to patents or proprietary information to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is subject, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which could render any Intellectual Property invalid or inadequate to protect the interest of the Company and its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

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(c)                All pre-clinical and clinical trials conducted by, or on behalf of, the Company or any of its Subsidiaries, or in which the Company or any of its Subsidiaries has participated that are described in the Commission Documents, or the results of which are referred to in the Commission Documents, if any, are the only pre-clinical and clinical trials currently being conducted by or on behalf of the Company and its Subsidiaries. All such pre-clinical and clinical trials conducted, supervised or monitored by, or on behalf of, the Company or any of its Subsidiaries have been conducted in compliance with all applicable federal, state, local and foreign laws, and the regulations and requirements of any applicable governmental entity, including, but not limited to, FDA good clinical practice and good laboratory practice requirements, except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect or except as otherwise disclosed in the Commission Documents. Except as set forth in the Commission Documents, neither the Company nor any of its Subsidiaries has received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension, delay or modification of any pre-clinical or clinical trials conducted by, or on behalf of, the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has participated that are described in the Commission Documents, if any, or the results of which are referred to in the Commission Documents. All pre-clinical and clinical trials previously conducted by, or on behalf of, the Company or any of its Subsidiaries while conducted by or on behalf of the Company or any of its Subsidiaries, were conducted in compliance with all applicable federal, state, local and foreign laws, and the regulations and requirements of any applicable governmental entity, including, but not limited to, FDA good clinical practice and good laboratory practice requirements, except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect or except as otherwise disclosed in the Commission Documents.

Section 5.18.      Environmental Compliance. Except as disclosed in the Commission Documents, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws, except for any approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations the failure of which to obtain does not or would not have a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not, individually or in the aggregate, have a Material Adverse Effect, to the Company’s Knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or could reasonably be expected to violate any Environmental Law after the Closing Date or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use,

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treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

Section 5.19.      Material Agreements. Except as set forth in the Commission Documents, neither the Company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 10-K (collectively, “Material Agreements”). Except as set forth in the Commission Documents, the Company and each of its Subsidiaries have performed in all material respects all the obligations then required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect. Except as set forth in the Commission Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 5.20.      Transactions With Affiliates. Except as set forth in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts, service arrangements or other continuing transactions exceeding $120,000 between (a) the Company or any Subsidiary, on the one hand, and (b) any person or entity who would be covered by Item 404(a) of Regulation S-K, on the other hand. Except as disclosed in the Commission Documents, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor of or debtor to, any beneficial owner of more than 5% of the outstanding shares of Common Stock, or any director, employee or affiliate of the Company or any of its Subsidiaries, other than (i) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries or (ii) as part of the normal and customary terms of such person’s employment or service as a director with the Company or any of its Subsidiaries.

Section 5.21.      Employees. Neither the Company nor any Subsidiary of the Company has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the Commission Documents. Except as disclosed in the Commission Documents, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, has terminated or, to the Knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

Section 5.22.      Use of Proceeds. The proceeds from the sale of the Shares shall be used by the Company and its Subsidiaries as set forth in the Prospectus and any Prospectus

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Supplement filed pursuant to Section 2.3 of this Agreement and pursuant to the Registration Rights Agreement.

Section 5.23.      Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as set forth in the Prospectus and any Prospectus Supplement shall not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.24.      ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which has had or would have a Material Adverse Effect. No “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA has occurred with respect to any Plan which has had or would have a Material Adverse Effect, and the execution and delivery of this Agreement and the issuance and sale of the Securities hereunder shall not result in any of the foregoing events. Each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualifications. As used in this Section 5.24, the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

Section 5.25.      Taxes. The Company and each of its Subsidiaries (i) has filed all necessary federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, except for those the failure of which to file would not have a Material Adverse Effect, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, except for such taxes the failure of which to pay would not have a Material Adverse Effect, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the Company’s Knowledge, proposed against it which would have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code.

Section 5.26.      Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary

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has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 5.27.      U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Investor, shall become a U.S. real property holding corporation within the meaning of Section 897 of the Code.

Section 5.28.      Exemption from Registration; Valid Issuances. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Securities in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506 of Regulation D; provided, however, that at the request of and with the express agreement of the Investor, the Shares and the Additional Commitment Shares will be delivered to the Investor via book entry through DTC and will not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor will any such securities be subject to stop transfer instructions. Neither the offer or sale of the Securities pursuant to, nor the Company’s performance of its obligations under, the Transaction Documents to which it is a party shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Securities, or (ii) entitle the holders of any outstanding shares of capital stock of the Company to preemptive or other rights to subscribe to or acquire the shares of Common Stock or other securities of the Company.

Section 5.29.      No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 5.30.      No Integrated Offering. None of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings.

Section 5.31.      Dilutive Effect. The Company is aware and acknowledges that issuance of the Securities could cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock. The Company further acknowledges that its obligation to issue Shares pursuant to the terms of a Draw Down in accordance with this

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Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.32.      Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 5.33.      Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. The Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not, and has not previously been at any time, an issuer identified in, or subject to, Rule 144(i).

Section 5.34.      Listing and Maintenance Requirements; DTC Eligibility. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the Closing Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. As of the Closing Date, the Company is in compliance with all such listing and maintenance requirements. The Common Stock may be issued and transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (DWAC) system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

Section 5.35.      Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective

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rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

Section 5.36.      Foreign Corrupt Practices Act. None of the Company, any Subsidiary or, to the Knowledge of the Company, any director, officer, agent, employee, affiliate or other Person acting on behalf of the Company or any of its Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and the Subsidiaries have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 5.37.      Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

Section 5.38.      OFAC. None of the Company, any Subsidiary or, to the Knowledge of the Company, any director, officer, agent, employee, affiliate or Person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

Section 5.39.      No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

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Section 5.40.      Acknowledgement Regarding Investor’s Acquisition of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV of this Agreement.

Article VI
ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period:

Section 6.1.          Securities Compliance. The Company shall notify the Commission and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all 1s, permits, consents and approvals for the legal and valid issuance of the Securities to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 6.2.          Reservation of Common Stock. The Company has available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, the requisite aggregate number of authorized but unissued shares of Common Stock to enable the Company to timely effect the issuance, sale and delivery in full to the Investor of all Securities to be issued and delivered under this Agreement, in any case prior to the issuance to the Investor of such Securities. The number of shares of Common Stock so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares of Common Stock actually delivered pursuant to this Agreement.

Section 6.3.          Registration and Listing. The Company shall take all action necessary to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Exchange Act, shall comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its reasonable best efforts to continue the listing and trading of its Common Stock and the listing of the Securities purchased or acquired by the Investor hereunder on the Trading Market and to comply with the Company’s reporting, filing

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and other obligations under the bylaws, listed securities maintenance standards and other rules and regulations of the Trading Market. The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Trading Market. If the Company receives any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain, the Company shall promptly (and in any case within 48 hours) notify the Investor of such fact in writing and shall use its reasonable best efforts to cause the Common Stock to be listed or quoted on another Trading Market prior to such date certain.

Section 6.4.          Compliance with Laws.

(i)                 The Company shall comply, and cause each Subsidiary to comply, (a) with all laws, rules, regulations and orders applicable to the business and operations of the Company and its Subsidiaries, except as would not have a Material Adverse Effect and (b) with all applicable provisions of the Securities Act and the Exchange Act and the rules and regulations of the Trading Market. Without limiting the foregoing, neither the Company, nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, agents, employees or any other Persons acting on their behalf shall, in connection with the operation of the Company’s and its Subsidiaries’ respective businesses, (1) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (2) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (3) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, including, without limitation, the FCPA and the Money Laundering Laws.

(ii)               The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and any applicable securities laws of any non-U.S. jurisdictions.

Section 6.5.          Keeping of Records and Books of Account; Due Diligence.

(i)                 The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made. The Company shall maintain a system of internal accounting controls that (a) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of

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the Company; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements (it being acknowledged and agreed that the identification by the Company and/or its independent registered public accounting firm of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in the Company’s internal controls over its financial reporting shall not, in and of itself, constitute a breach of this Section 6.5(i)).

(ii)               Subject to the requirements of Section 6.16 of this Agreement, from time to time from and after the Closing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence; provided, however, that after the Closing Date, the Investor’s continued due diligence shall not be a condition to the issuance of any Draw Down Notice or the settlement of any Draw Down.

Section 6.6.          Limitations on Holdings and Issuances. The Company shall not issue and the Investor shall not purchase any shares of Common Stock which would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Ownership Limitation. Promptly following any request by the Company, the Investor shall inform the Company of the number of shares of Common Stock then beneficially owned by the Investor and its Affiliates.

Section 6.7.          Other Agreements and Alternate Transactions.

(i)                 The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver (i) the Initial Commitment Shares to the Investor not later than 4:00 p.m. (New York time) on the second Trading Day immediately following the Closing Date, (ii) the Shares to the Investor in respect of a Draw Down on the applicable Settlement Date, (iii) the Additional Shares to the Investor in respect of a Draw Down on the applicable True-Up Settlement Date and (iv) the Additional Commitment Shares in accordance with Section 10.1. For the avoidance of doubt, nothing in this Section 6.7(i) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.1 (subject in all cases to Section 8.3).

(ii)               If the Company enters into any agreement, plan, arrangement or transaction with a third party or seeks to utilize any existing agreement, plan or arrangement with a third party, in each case the principal purpose of which is to implement, effect or consummate, at any time during the period beginning on the 10th Trading Day immediately preceding the applicable Draw Down Exercise Date on which the Company has delivered a Draw Down Notice and ending on the second Trading Day next following the applicable True-Up Date therefor (such period, a “Reference Period”), an Alternate Transaction that does not constitute an Acceptable Transaction, the Company shall provide notice thereof (an “Alternate Transaction

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Notice”) to the Investor not later than the earlier of (x) 24 hours after the Company’s execution of any agreement, plan, arrangement or transaction relating to such Alternate Transaction (or, with respect to any existing agreement, plan or arrangement, 24 hours after the Company has determined to utilize any such existing agreement, plan or arrangement to implement, effect or consummate such Other Financing) and (y) the applicable True-Up Date. If required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market, the Company shall simultaneously publicly disclose the information included in any Alternate Transaction Notice in accordance with Regulation FD and the applicable rules and regulations of the Trading Market. For purposes of this Section 6.7(ii), any press release issued by, or Commission Document filed by, the Company shall constitute sufficient notice, provided that it is issued or filed, as the case may be, within the time requirements set forth in the first sentence (including the provisos thereto) of this Section 6.7(ii) for an Alternate Transaction Notice. With respect to any Reference Period for which the Company is required to provide an Alternate Transaction Notice pursuant to the first sentence of this Section 6.7(ii), the Investor shall purchase the Shares subject to the applicable Draw Down at the lower of (x) the Purchase Price therefor in accordance with the terms of this Agreement or (y) the third party’s per share purchase price (or exercise or conversion price, as the case may be) in connection with the Alternate Transaction, net of such third party’s discounts, Warrant Value and fees.

(iii)             For all purposes of this Agreement, an “Alternate Transaction” shall mean (w) the issuance of Common Stock for a purchase price less than, or the issuance of securities convertible into or exchangeable for Common Stock at an exercise or conversion price (as the case may be) less than, the then Current Market Price of the Common Stock (including, without limitation, pursuant to any “equity line” or other financing that is substantially similar to the financing provided for under this Agreement, or pursuant to any other transaction in which the purchase, conversion or exchange price for such Common Stock is determined using a floating discount or other post-issuance adjustable discount to the then Current Market Price (any such transaction, a “Similar Financing”)), in each case, after all fees, discounts, Warrant Value and commissions associated with the transaction (a “Below Market Offering”); (x) an “at-the-market” offering of Common Stock or securities convertible into or exchangeable for Common Stock pursuant to Rule 415(a)(4) under the Securities Act (an “ATM”); (y) the implementation by the Company of any mechanism in respect of any securities convertible into or exchangeable for Common Stock for the reset of the purchase price of the Common Stock to below the then Current Market Price of the Common Stock (including, without limitation, any antidilution or similar adjustment provisions in respect of any Company securities, but specifically excluding customary antidilution adjustments for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and similar events) (a “Price Reset Provision”); or (z) the issuance of options, warrants or similar rights of subscription or the issuance of convertible equity or debt securities, in each case not constituting an Acceptable Transaction. For all purposes of this Agreement, an “Acceptable Transaction” shall mean the issuance by the Company of: (1) debt securities or any class or series of preferred stock of the Company, in each case that are not convertible into or exchangeable for Common Stock or securities convertible into or exchangeable for Common Stock; (2) shares of Common Stock or securities convertible into or exchangeable for Common Stock other than in connection with a Below Market Offering or an ATM, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (3) shares of Common Stock or securities convertible into or exchangeable for

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Common Stock in connection with an underwritten public offering of equity securities of the Company or a registered direct public offering of equity securities of the Company, in each case where the price per share of such Common Stock (or the conversion or exercise price of such securities, as applicable) is fixed concurrently with the execution of definitive documentation relating to such offering, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (4) shares of Common Stock or securities convertible into or exchangeable for Common Stock in connection with awards under the Company’s benefit and equity plans and arrangements or shareholder rights plan (as applicable), and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (5) shares of Common Stock issuable upon the conversion, exercise or exchange of equity awards or convertible, exercisable or exchangeable securities outstanding as of the Closing Date; (6) shares of Common Stock in connection with stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and similar events; (7) shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock issued in connection with the acquisition, license or sale of one or more other companies, equipment, technologies, other assets or lines of business, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (8) shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or similar rights to subscribe for the purchase of shares of Common Stock in connection with technology sharing, collaboration, partnering, licensing, research and joint development agreements (or amendments thereto) with third parties, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (9) shares of Common Stock or securities convertible into or exchangeable for Common Stock to employees, consultants and/or advisors as consideration for services rendered or to be rendered, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; and (10) shares of Common Stock or securities convertible into or exchangeable for Common Stock issued in connection with capital or equipment financings and/or real property lease arrangements, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof.

Section 6.8.          Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.9, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 6.8 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.1 (subject in all cases to Section 8.3).

Section 6.9.          Fundamental Transaction. If a Draw Down Notice has been delivered to the Investor and the transactions contemplated therein have not yet been fully settled in accordance with the terms and conditions of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of five Trading Days following the True-Up Settlement Date with respect to such Draw Down Notice or, if no Additional Shares are required to be issued in connection with such Draw Down Notice, two Trading Days following the True-Up Date.

Section 6.10.      Delivery of Registration Statement and Prospectus; Subsequent Changes. In accordance with the Registration Rights Agreement, the Company shall deliver or make available to the Investor and its counsel, without charge, an electronic copy of the

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Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of the Registrable Securities, in each case as soon as reasonably practicable after the filing thereof with the Commission. The Company shall provide the Investor a reasonable opportunity to comment on a draft of each such document and shall give due consideration to all such comments. The Company consents to the use of the Prospectus (and of any Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investor, in connection with the resale of the Registrable Securities and for such period of time thereafter as the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of the Registrable Securities. If during such period of time any event shall occur that in the reasonable judgment of the Company and its counsel is required to be set forth in the Registration Statement, the Prospectus or any Prospectus Supplement or should be set forth therein in order to make the statements made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or if it is necessary to amend the Registration Statement or supplement or amend the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith (i) notify the Investor to suspend the resale of Registrable Securities during such period and (ii) prepare and file with the Commission an appropriate amendment to the Registration Statement or Prospectus Supplement to the Prospectus, and shall expeditiously furnish or make available to the Investor an electronic copy thereof, so as to correct such statement or omission or effect such compliance.

Section 6.11.      Amendments to the Registration Statement; Prospectus Supplements. Except as provided in this Agreement and other than periodic reports required to be filed pursuant to the Exchange Act, the Company shall not file with the Commission any amendment to the Registration Statement that relates to the Investor, the Transaction Documents or the transactions contemplated thereby or file with the Commission any Prospectus Supplement that relates to the Investor, the Transaction Documents or the transactions contemplated thereby with respect to which (a) the Investor shall not previously have been advised, or (b) the Company shall not have given due consideration to any comments thereon received from the Investor or its counsel, unless it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly so inform the Investor, the Investor shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Investor and the Company shall expeditiously furnish to the Investor an electronic copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Investor, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered in connection with any sales of Registrable Securities by the Investor, the Company shall not file any Prospectus Supplement without delivering or making available a copy of such Prospectus Supplement to the Investor promptly.

Section 6.12.      Stop Orders. The Company shall notify the Investor as soon as possible (but in no event later than 24 hours), and confirm in writing, upon its becoming aware of the

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occurrence of any of the following events in respect of the Registration Statement or related Prospectus or Prospectus Supplement relating to an offering of Registrable Securities: (i) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement, the Prospectus or any Prospectus Supplement, or for any amendment of or supplement to the Registration Statement, the Prospectus, or any Prospectus Supplement; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Prospectus Supplement in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Registration Statement or a supplement to the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other law (other than the transactions contemplated by any Draw Down Notice and the settlement thereof). The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. The Company shall not issue any Draw Down during the continuation of any of the foregoing events. If at any time the Commission or any other federal or state governmental authority shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

Section 6.13.      Selling Restrictions.

(i)                 Except as expressly set forth below, the Investor covenants that from and after the Closing Date through and including the Trading Day next following the expiration or termination of this Agreement (the “Restricted Period”), neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (x) engage in any Short Sales involving the Company’s securities or (y) grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Securities; or (2) selling a number of shares of Common Stock equal to the number of Shares that such Restricted Person is or may be obligated

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to purchase under a pending Draw Down Notice but has not yet taken possession of so long as such Restricted Person (or the Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such Draw Down Notice to the purchaser thereof or the applicable Broker-Dealer; provided, however, such Restricted Person (or the applicable Broker-Dealer, as applicable) shall not be required to so deliver any such Shares subject to such Draw Down Notice if the Company fails for any reason to deliver such Shares or Additional Shares to the Investor on the applicable Settlement Date or True-Up Settlement Date, respectively, upon the terms and subject to the provisions of this Agreement.

(ii)               In addition to the foregoing, in connection with any sale of Securities (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

Section 6.14.      Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement under the Securities Act.

Section 6.15.      Blue Sky. The Company shall take such action, if any, as is necessary in order to obtain an exemption for or to qualify the Securities for issuance and sale to the Investor pursuant to the Transaction Documents, at the request of the Investor, and the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.15, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 6.16.      Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents; provided that the Company shall have failed to publicly disclose such material, non-public information within 24 hours following demand therefor by the Investor. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

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Section 6.17.      Broker/Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of Securities that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be unaffiliated with the Investor and not then currently engaged or used by the Company (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions.

Section 6.18.      Disclosure Schedule.

(i)                 The Company may, from time to time, update the Disclosure Schedule as may be required to satisfy the condition set forth in Section 7.2(i). For purposes of this Section 6.18, any disclosure made in a schedule to the Compliance Certificate substantially in the form attached hereto as Exhibit D shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 6.18 shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto.

(ii)               Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Article VII
CONDITIONS TO CLOSING AND CONDITIONS TO THE SALE AND
PURCHASE OF THE SHARES

Section 7.1.          Conditions Precedent to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 7.1.

(i)                 Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

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(ii)               Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iii)             Payment of Document Preparation Fee; Issuance of Initial Commitment Shares. Prior to the Closing, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor, the total Document Preparation Fee in accordance with Section 10.1(i) hereof, all of which fees shall be non-refundable when paid regardless of whether any Draw Downs are issued by the Company or settled hereunder. On the Closing Date, the Company shall deliver irrevocable instructions to its transfer agent to issue to the Investor, not later than 4:00 p.m. (New York City time) on the second Trading Day immediately following the Closing Date, a certificate representing the Initial Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Closing Date), in consideration for the Investor’s execution and delivery of this Agreement. Such certificate shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4 hereof. For the avoidance of doubt, all of the Initial Commitment Shares shall be fully earned as of the Closing Date regardless of whether any Draw Downs are issued by the Company or settled hereunder.

(iv)             Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto shall be delivered as provided in Section 2.2. Simultaneously with the execution and delivery of this Agreement and the Registration Rights Agreement, the Investor’s counsel shall have received (a) an opinion of outside counsel to the Company, dated the Closing Date, in the form mutually agreed to by the parties hereto prior to the date hereof, (b) a certificate from the Company, dated the Closing Date, in the form of Exhibit C hereto, and (c) a copy of the irrevocable instructions to the Company’s transfer agent regarding the issuance to the Investor of the certificate representing the Initial Commitment Shares.

Section 7.2.          Conditions Precedent to a Draw Down. The right of the Company to deliver a Draw Down Notice and the obligation of the Investor to accept a Draw Down Notice and to acquire and pay for the Shares in accordance therewith is subject to the satisfaction, at each Draw Down Exercise Date, of each of the conditions set forth in this Section 7.2.

(i)                 Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Draw Down Exercise Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such

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other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the applicable Draw Down Exercise Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii)               Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Draw Down Exercise Date. The Company shall deliver to the Investor on the applicable Draw Down Exercise Date the Compliance Certificate substantially in the form attached hereto as Exhibit D.

(iii)             Registration Statement Effective. The Registration Statement covering the resale by the Investor of the Registrable Securities shall have been declared effective under the Securities Act by the Commission and shall remain effective, and the Investor shall be permitted to utilize the Prospectus therein to resell (a) all of the Initial Commitment Shares [and all of the Additional Commitment Shares (if any) issuable pursuant to this Agreement], (b) all of the Shares issued pursuant to all prior Draw Down Notices, and (c) all of the Shares issuable pursuant to the applicable Draw Down Notice.

(iv)             No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement, the Prospectus or any Prospectus Supplement, or for any amendment of or supplement to the Registration Statement, the Prospectus, or any Prospectus Supplement; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Prospectus Supplement in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Registration Statement or a supplement to the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable Draw Down Notice and the settlement thereof). The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Registration Statement or the prohibition or suspension of the use of the Prospectus or any Prospectus Supplement in connection with the resale of the Registrable Securities by the Investor.

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(v)               Other Commission Filings. The Current Report and the Form D shall have been filed with the Commission as required pursuant to Section 2.3, and the final Prospectus and all other Prospectus Supplements required to have been filed with the Commission pursuant to Section 2.3 and pursuant to the Registration Rights Agreement shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, shall have been filed with the Commission and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

(vi)             No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or the FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Draw Down Exercise Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Trading Market), trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities (except for any suspension, limitation or moratorium which shall be terminated prior to the applicable Draw Down Exercise Date), there shall not have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction), nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis that has had or would reasonably be expected to have a material adverse change in any U.S. financial, credit or securities market that is continuing.

(vii)           Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(viii)         No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or

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governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(ix)             No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(x)               Aggregate Limit. The issuance and sale of the Shares issuable pursuant to such Draw Down Notice shall not violate Sections 3.1, 3.6 and 6.6 hereof.

(xi)             Securities Authorized and Delivered. The Shares issuable pursuant to such Draw Down Notice shall have been duly authorized by all necessary corporate action of the Company. The Company shall have delivered all Shares (including all Additional Shares) relating to all prior Draw Down Notices and all Additional Commitment Shares required to be delivered pursuant to this Agreement, as applicable.

(xii)           Listing of Securities. All of the Securities that may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market as of the Closing Date, subject only to notice of issuance.

(xiii)         No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xiv)         No Restrictive Legends. If requested by the Investor from and after the Effective Date, the Company shall have either (i) issued and delivered (or caused to be issued and delivered) to the Investor a certificate representing the Initial Commitment Shares that is free from all restrictive and other legends or (ii) caused the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Initial Commitment Shares represented by the certificate delivered by the Investor to the Company in accordance with Section 10.1(iv) of this Agreement.

(xv)           Opinion of Counsel; Bring-Down. Prior to the first Draw Down Exercise Date, the Investor shall have received an opinion from outside counsel to the Company, in the form mutually agreed to by the parties hereto prior to the date hereof. On each Settlement Date, the Investor shall receive an opinion “bring down” from outside counsel to the Company, dated the applicable Settlement Date, in the form mutually agreed to by the parties hereto prior to the date hereof.

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Article VIII
TERMINATION

Section 8.1.          Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the Effective Date, (ii) the date on which the Investor shall have purchased or acquired shares of Common Stock pursuant to this Agreement equal to the Aggregate Limit and (iii) the date on which the Common Stock shall have failed to be listed or quoted on a Trading Market. Subject to Section 8.3, the Company may terminate this Agreement effective upon one Trading Day’s prior written notice to the Investor in accordance with Section 10.4; provided, however, that (A) the Company shall have paid all fees and amounts and issued all Commitment Shares owed to the Investor or its counsel, as applicable, pursuant to Section 10.1 of this Agreement, prior to such termination, and (B) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all comments of the Investor and its counsel on, such press release or other disclosure. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

Section 8.2.          Other Termination. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement effective upon one Trading Day’s prior written notice to the Company in accordance with Section 10.4, if: (i) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (ii) the Company shall have entered into any agreement, plan, arrangement or transaction with a third party or shall have determined to utilize any existing agreement, plan or arrangement with a third party, in each case the principal purpose of which is to implement, effect or consummate at any time during the Investment Period a Similar Financing, an ATM or a Price Reset Provision; (iii) a Fundamental Transaction shall have occurred; (iv) (A) the Registration Statement is not filed by the Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the Effectiveness Deadline (as defined in the Registration Rights Agreement), or (B) the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and in the case of this clause (B), if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 Trading Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 10.4; (v) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or the Registration Statement, the Prospectus or any Prospectus Supplement is otherwise unavailable to the Investor for the resale of all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 20 consecutive Trading Days or for more than an aggregate of 60 Trading Days in any 365-day period, other than due to acts of the Investor; (vi) trading in the Common Stock on the Trading Market shall have been suspended and such suspension continues for a period of five consecutive Trading Days or for more than an aggregate of 20 Trading Days in any 365-day period; (vii) the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or

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other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or (viii) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than 24 hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market) upon becoming aware of any of the events set forth in the immediately preceding sentence.

Section 8.3.          Effect of Termination. In the event of termination by the Company or the Investor pursuant to Section 8.1 or 8.2, as applicable, written notice thereof shall forthwith be given to the other party as provided in Section 10.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 8.1 or 8.2 herein, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company contained in Article VI (Additional Covenants) shall remain in full force and notwithstanding such termination for a period of six months following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to (A) the first Trading Day immediately following the True-Up Settlement Date related to any pending Draw Down Notice that has not been fully settled in accordance with the terms and conditions of this Agreement or (B) if no Additional Shares are required to be issued in respect of such pending Draw Down Notice, the first Trading Day immediately following the True-Up Date related to such pending Draw Down Notice (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending Draw Down, and that the parties shall fully perform their respective obligations with respect to any such pending Draw Down under the Transaction Documents), (ii) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination, (iii) affect any Initial Commitment Shares previously issued or delivered, or any rights of any holder thereof (it being hereby acknowledged and agreed that all of the Commitment Shares shall be fully earned as of the Closing Date, regardless of whether any Draw Downs are issued by the Company or settled hereunder), (iv) affect any Additional Commitment Shares previously issued or delivered (if any), or any rights of any holder thereof (it being hereby acknowledged and agreed that all of the Additional Commitment Shares shall be fully earned as of the date such shares are required to be issued to the Investor under this Agreement, regardless of whether any Draw Downs are issued by the Company or settled hereunder), or (v) affect any cash fees paid to the Investor pursuant to Section 10.1 (including, without limitation, the Document Preparation Fee), in each case all of which fees shall be non-refundable when paid regardless of whether any Draw Downs are issued by the

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Company or settled hereunder. Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents to which it is a party, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under the Transaction Documents to which it is a party.

Article IX
INDEMNIFICATION

Section 9.1.          Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 9.1, the Company shall indemnify and hold harmless the Investor, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents to which it is a party or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement, and (y) the Company shall not be liable under subsection (b) of this Section 9.1 to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1; provided that the Investor shall promptly reimburse the Company for all such legal

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and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.

An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by the Company set forth in this Section 9.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

Section 9.2.          Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party will notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company will not relieve the Company from liability under Section 9.1, except to the extent it has been materially prejudiced by the failure to give notice. The Company will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Investor Party. In such event, the Company will pay the reasonable fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 9.1, will cooperate in all reasonable respects with the Company in the defense of any action or claim as to which indemnification is sought. The Company will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company will not, without the prior written consent of the Investor Party, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.

The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

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Article X
MISCELLANEOUS

Section 10.1.      Fees and Expenses; Commitment Shares.

(i)                 Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall have paid prior to the Closing by wire transfer of immediately available funds to an account designated by the Investor, a non-accountable and non-refundable document preparation fee of $25,000, exclusive of disbursements and out-of-pocket expenses (the “Document Preparation Fee”), in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and legal due diligence of the Company, it being acknowledged by the Investor that $12,500 of such Document Preparation Fee was paid by the Company to the Investor’s counsel on August 13, 2014. For the avoidance of doubt, the Document Preparation Fee (and any portion thereof) shall be non-refundable when paid, regardless of whether any Draw Downs are issued by the Company or settled hereunder. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto.

(ii)               Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, concurrently with the execution and delivery of this Agreement on the Closing Date, the Company shall deliver irrevocable instructions to its transfer agent to issue to the Investor, not later than 4:00 p.m. (New York City time) on the second Trading Day immediately following the Closing Date, a certificate representing the Initial Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Closing Date). Such certificate shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4 hereof. For the avoidance of doubt, all of the Initial Commitment Shares shall be fully earned as of the Closing Date, regardless of whether any Draw Downs are issued by the Company or settled hereunder. Upon issuance, the Initial Commitment Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and, subject to the provisions of subsection (iv) of this Section 10.1, the certificate representing the Initial Commitment Shares shall bear the restrictive legend set forth below in subsection (iii) of this Section 10.1. In addition, not later than 4:00 p.m. (New York City time) on the Trading Day immediately following the Effective Date, the Company shall, or shall cause its transfer agent to, electronically transfer to the Investor the Additional Commitment Shares by crediting the Investor’s or its designees’ account (provided the Investor shall have given the Company written notice of such designee prior to the Effective Date) at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, which Additional Commitment Shares shall be freely tradable and transferable and without restriction on resale pursuant to the Registration Statement. “Additional Commitment Shares” shall mean a number of shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (which shall be appropriately adjusted for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement), rounded up to the nearest whole share, equal to the greater of (I) zero and (II) the difference of (i) the quotient of (x) $150,000 divided by (y) the greater of (A) the Effective Date Market Price and (B) $0.006, less (ii) 9,109,128; provided, however, that in no event shall the Company issue more than an aggregate of 15,890,872 shares of Common Stock (subject to

42

adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement) as Additional Commitment Shares pursuant to this Agreement. For the avoidance of doubt, all of the Additional Commitment Shares shall be fully earned as of the date such shares are required to be issued to the Investor under this Agreement, regardless of whether any Draw Downs are issued by the Company or settled hereunder. The Initial Commitment Shares and the Additional Commitment Shares shall constitute Registrable Securities and shall be included in the Registration Statement in accordance with the terms of the Registration Rights Agreement.

(iii)             Legends. The certificate(s) representing the Initial Commitment Shares issued prior to the Effective Date, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificate(s)):

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Notwithstanding the foregoing and for the avoidance of doubt, all Shares to be issued in respect of any Draw Down Notice delivered to the Investor pursuant to this Agreement and any Additional Commitment Shares issued after the Effective Date shall be issued to the Investor in accordance with Section 3.2 and Section 10.1(ii), as applicable, by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, and all such Shares and Additional Commitment Shares (if any) shall be freely tradable and transferable and without restriction on resale (and no stop-transfer order shall be placed against transfer thereof), and the Company shall not take any action or give instructions to any transfer agent of the Company otherwise.

(iv)             Removal of Legend. From and after the Effective Date, the Company shall, no later than two Trading Days following the delivery by the Investor to the Company or the Company’s transfer agent (with notice to the Company) of a legended certificate representing the Initial Commitment Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), as directed by the Investor, either: (A) issue and deliver (or cause to be issued and delivered) to the Investor a certificate representing such Initial Commitment Shares that is free from all restrictive

43

and other legends or (B) cause the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Initial Commitment Shares represented by the certificate so delivered by the Investor (the date by which such certificate is required to be delivered to the Investor or such credit is so required to be made to the account of the Investor or its designee at DTC pursuant to the foregoing is referred to herein as the “Required Delivery Date”). If the Company fails on or prior to the Required Delivery Date to either (i) issue and deliver (or cause to be issued and delivered) to the Investor a certificate representing the Initial Commitment Shares that is free from all restrictive and other legends or (ii) cause the Company’s transfer agent to credit the balance account of the Investor or its designee at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Initial Commitment Shares represented by the certificate delivered by the Investor pursuant hereto, then, in addition to all other remedies available to the Investor, the Company shall pay in cash to the Investor on each day after the Required Delivery Date that the issuance or credit of such shares is not timely effected an amount equal to 2.0% of the product of (A) the sum of the number of Initial Commitment Shares not issued to the Investor on a timely basis and to which the Investor is entitled and (B) the VWAP for the five Trading Day period immediately preceding the Required Delivery Date. In addition to the foregoing, if the Company fails to so properly deliver such unlegended certificates or so properly credit the account of the Investor or its designee at DTC by the Required Delivery Date, and if on or after the Required Delivery Date the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend, then the Company shall, within three Trading Days after the Investor’s request, pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver a certificate or credit such Investor’s or its designee’s account at DTC for such shares of Common Stock shall terminate and such shares shall be cancelled.

Section 10.2.      Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i)                 The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii)               Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action

44

or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.2 shall affect or limit any right to serve process in any other manner permitted by law.

(iii)             EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

Section 10.3.      Entire Agreement; Amendment. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. No provision of this Agreement may be amended by the parties from and after the date that is one Trading Day immediately preceding the initial filing of the Registration Statement with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 10.4.      Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Bioheart, Inc.
13794 NW 4th Street, Suite 212
Sunrise, Florida 33325

45

Telephone Number: (954) 835-1500
Fax: (954) 845-9976
Attention: Mike Tomàs

With a copy (which shall not constitute notice) to:

Jill Arlene Robbins, Esq.
525 93 Street
Surfside, Florida 33154
Telephone Number: (305) 531-1174
Fax: (305) 531-1274

If to the Investor:

Magna Equities II, LLC, a New York

limited liability company

c/o Magna
5 Hanover Square
New York, NY 10004
Telephone Number: (347) 491-4240
Fax: (646) 737-9948
Attention: Marc Manuel

With a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue
New York, NY 10166
Telephone Number: (212) 801-9200
Fax: (212) 801-6400
Attention: Anthony J. Marsico

Either party hereto may from time to time change its address for notices by giving at least 10 days advance written notice of such changed address to the other party hereto.

Section 10.5.      Waivers. No provision of this Agreement may be waived by the parties from and after the date that is one Trading Day immediately preceding the initial filing of the Registration Statement with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 10.6.      Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly

46

indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 10.7.      Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices (including the Floor Price) and shares of Common Stock in any Transaction Document shall be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America.

Section 10.8.      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder to any Person without the prior written consent of the Investor, which may be withheld or delayed in the Investor’s sole discretion, including by any Fundamental Transaction. The Investor may not assign its rights or obligations under this Agreement.

Section 10.9.      No Third Party Beneficiaries. Except as expressly provided in Article IX, this Agreement is intended only for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.10.  Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 10.11.  Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article VIII (Termination), Article IX (Indemnification) and this Article X (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company contained in Article VI (Additional Covenants), shall remain in full force and effect notwithstanding such termination for a period of six months following such termination.

Section 10.12.  Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same original and binding instrument and shall become effective when all counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. In

47

the event any signature is delivered by facsimile, digital or electronic transmission, such transmission shall constitute delivery of the manually executed original and the party using such means of delivery shall thereafter cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof. Failure to provide or delay in the delivery of such additional executed signature pages shall not adversely affect the efficacy of the original delivery.

Section 10.13.  Publicity. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby. The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a Material Adverse Effect.

Section 10.14.  Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.15.  Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

BIOHEART, INC.

By: /s/Mike Tomàs
Name: Mike Tomàs .

Title: President & CEO .

MAGNA EQUITIES II, LLC, a New York limited liability company:

By: /s/ Joshua Sason
Name: Joshua Sason
Title: CEO

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ANNEX I TO THE
COMMON STOCK PURCHASE AGREEMENT
DEFINITIONS

“Acceptable Transaction” shall have the meaning assigned to such term in Section 6.7(iii) hereof.

“Additional Commitment Shares” shall have the meaning assigned to such term in Section 10.1(ii) hereof.

“Additional Shares” shall have the meaning assigned to such term in Section 3.2(b) hereof.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to the Investor, without limitation, any Person owning, owned by, or under common ownership with the Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Investor will be deemed to be an Affiliate.

“Aggregate Limit” shall have the meaning assigned to such term in Section 2.1 hereof.

“Agreement” shall have the meaning assigned to such term in the preamble hereof.

“Alternate Transaction” shall have the meaning assigned to such term in Section 6.7(iii) hereof.

“Alternate Transaction Notice” shall have the meaning assigned to such term in Section 6.7(ii) hereof.

“Announcement Date” shall have the meaning assigned to such term in Section 3.7 hereof.

“ATM” shall have the meaning assigned to such term in Section 6.7(iii) hereof.

“Average Trading Volume” means the average trading volume of the Common Stock on the Trading Market for the 10 Trading Days immediately prior to the applicable Draw Down Exercise Date.

“Below Market Offering” shall have the meaning assigned to such term in Section 6.7(iii) hereof.

“Broker-Dealer” shall have the meaning assigned to such term in Section 6.17 hereof.

“Bylaws” shall have the meaning assigned to such term in Section 5.3 hereof.

“Charter” shall have the meaning assigned to such term in Section 5.3 hereof.

“Closing” shall have the meaning assigned to such term in Section 2.2 hereof.

i

“Closing Date” means the date of this Agreement.

“Closing Sale Price” means, with respect to any particular Trading Day, the closing trade price of a share of Common Stock on the Trading Market for such Trading Day, as reported by Bloomberg, L.P., or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of a share of Common Stock on the Trading Market prior to 4:00 p.m., New York City time, as reported by Bloomberg, L.P.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since December 31, 2013, including, without limitation, the Annual Report on Form 10-K filed by the Company for its fiscal year ended December 31, 2013 (the “2013 Form 10-K”), and which hereafter shall be filed with or furnished to the Commission by the Company, including, without limitation, the Current Report, (2) the Registration Statement, as the same may be amended from time to time, the Prospectus and each Prospectus Supplement and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Commitment Shares” means, collectively, the Initial Commitment Shares and the Additional Commitment Shares (if any).

“Common Stock” shall have the meaning assigned to such term in the recitals hereof.

“Company” shall have the meaning assigned to such term in the preamble hereof.

“Current Market Price” means, with respect to any particular measurement date, the closing trade price of a share of Common Stock on the Trading Market for the Trading Day immediately preceding such measurement date, as reported by Bloomberg, L.P.

“Current Report” shall have the meaning assigned to such term in Section 2.3 hereof.

“Damages” shall have the meaning assigned to such term in Section 9.1 hereof.

“Disclosure Schedule” shall have the meaning assigned to such term in the preamble to Article V hereof.

“Disqualification Event” shall have the meaning assigned to such term in Section 5.39 hereof.

“Document Preparation Fee” shall have the meaning assigned to such term in Section 10.1(i) hereof.

ii

“Draw Down” means the transactions contemplated in Article III of this Agreement with respect to any Draw Down Notice delivered by the Company in accordance with Article III of this Agreement.

“Draw Down Amount” means the actual amount of proceeds received by the Company pursuant to a Draw Down under this Agreement.

“Draw Down Amount Requested” shall mean the specific aggregate dollar amount worth of shares of Common Stock requested by the Company to be purchased by the Investor in a Draw Down Notice delivered pursuant to Section 3.1, which shall not exceed the Maximum Draw Down Amount Requested.

“Draw Down Exercise Date” shall have the meaning assigned to such term in Section 3.1(a) hereof.

“Draw Down Exercise Floor Price” means $0.0025, which shall be appropriately adjusted for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement.

“Draw Down Notice” shall have the meaning assigned to such term in Section 3.1(a) hereof.

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“Earnings Announcement” shall have the meaning assigned to such term in Section 3.7 hereof.

“Earnings 8-K” shall have the meaning assigned to such term in Section 3.7 hereof.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” means the first Trading Day immediately following the date on which the initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement is declared effective by the Commission.

“Effective Date Market Price” means the arithmetic average of the three lowest daily VWAPs during the 10-Trading Day period immediately preceding the Effective Date, as reported by Bloomberg, L.P.

“Environmental Laws” shall have the meaning assigned to such term in Section 5.18 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

iii

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FCPA” shall have the meaning assigned to such term in Section 5.36 hereof.

“FDA” shall have the meaning assigned to such term in Section 5.17(a) hereof.

“Filing Time” shall have the meaning assigned to such term in Section 3.7 hereof.

“FINRA” means the Financial Industry Regulatory Authority.

“Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“GAAP” shall mean generally accepted accounting principles in the United States of America as applied by the Company.

“Governmental Licenses” shall have the meaning assigned to such term in Section 5.17(a) hereof.

“Indebtedness” shall have the meaning assigned to such term in Section 5.11 hereof.

“Initial Commitment Shares” means 9,109,128 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock which, concurrently with the execution and delivery of this Agreement on the Closing Date, the Company has caused its transfer agent to issue and deliver to the Investor not later than 4:00 p.m. (New York City time) on the second Trading Day immediately following the Closing Date.

iv

“Initial Purchase Price” means a price equal to 93% of the lowest of (i) the arithmetic average of the three lowest daily VWAPs during the 10 consecutive Trading Days ending on the Trading Day immediately preceding the applicable Draw Down Exercise Date, (ii) the arithmetic average of the three lowest Closing Sale Prices for the Common Stock during the 10 consecutive Trading Days ending on the Trading Day immediately preceding the applicable Draw Down Exercise Date and (iii) the Closing Sale Price for the Common Stock on the Trading Day immediately preceding the applicable Draw Down Exercise Date (in each case, to be appropriately adjusted for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions).

“Intellectual Property” shall have the meaning assigned to such term in Section 5.17(b) hereof.

“Investment Period” means the period commencing on the Effective Date and expiring on the date this Agreement is terminated pursuant to Article VIII hereof.

“Investor” shall have the meaning assigned to such term in the preamble hereof.

“Investor Party” shall have the meaning assigned to such term in Section 9.1 hereof.

“Issuer Covered Person” shall have the meaning assigned to such term in Section 5.39 hereof.

“Knowledge” means the actual knowledge of the Company’s Chief Executive Officer or Chief Financial Officer, after reasonable inquiry of all officers, directors and employees of the Company who could reasonably be expected to have knowledge or information with respect to the matter in question.

“Make Whole Amount” shall have the meaning assigned to such term in Section 3.5 hereof.

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party; provided, however, that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (b) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected

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the Company in a materially disproportionate manner as compared to other similarly situated companies; (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; and (d) the receipt of any notice that the Common Stock may be ineligible to continue listing or quotation on the Trading Market, other than a final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Trading Market).

“Material Agreements” shall have the meaning assigned to such term in Section 5.19 hereof.

“Maximum Draw Down Amount Requested” means the lesser of (i) the product of (a) the Average Trading Volume and (b) 3.0 and (ii) $500,000.

“Money Laundering Laws” shall have the meaning assigned to such term in Section 5.37 hereof.

“OFAC” shall have the meaning assigned to such term in Section 5.38 hereof.

“Ownership Limitation” shall have the meaning assigned to such term in Section 3.6 hereof.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

“Plan” shall have the meaning assigned to such term in Section 5.24 hereof.

“Press Release” shall have the meaning assigned to such term in Section 2.3 hereof.

“Price Reset Provision” shall have the meaning assigned to such term in Section 6.7(iii) hereof.

“Prospectus” means the prospectus in the form included in the Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

“Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Purchase Price” shall have the meaning assigned to such term in Section 3.2(c) hereof.

“Reference Period” shall have the meaning assigned to such term in Section 6.7(ii) hereof.

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“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Regulation D” shall have the meaning assigned to such term in the recitals hereof.

“Required Delivery Date” shall have the meaning assigned to such term in Section 10.1(iv) hereto.

“Restricted Period” shall have the meaning assigned to such term in Section 6.13(i) hereof.

“Restricted Person” shall have the meaning assigned to such term in Section 6.13(i) hereof.

“Restricted Persons” shall have the meaning assigned to such term in Section 6.13(i) hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals hereof.

“Securities” means, collectively, the Shares, including the Additional Shares, and the Commitment Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Settlement Date” shall have the meaning assigned to such term in Section 3.2 hereof.

“Shares” shall mean the whole shares of Common Stock that are and/or may be purchased by the Investor under this Agreement pursuant to one or more Draw Downs, including the Additional Shares, but not including the Commitment Shares.

“Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Significant Subsidiary” means any Subsidiary of the Company that would constitute a Significant Subsidiary of the Company within the meaning of Rule 1-02 of Regulation S-X of the Commission.

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“Similar Financing” shall have the meaning assigned to such term in Section 6.7(iii) hereof.

“SOXA” shall mean the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission thereunder.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Total Commitment” shall have the meaning assigned to such term in Section 2.1 hereof.

“Trading Day” shall mean a full trading day (beginning at 9:30 a.m., New York City time, and ending at 4:00 p.m., New York City time) on the Trading Market.

“Trading Market” means the OTC Bulletin Board; provided, however, that in the event the Common Stock is ever listed or quoted on the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, or the OTCQX Marketplace or the OTCQB Marketplace operated by OTC Markets Group Inc., than the “Trading Market” shall mean such other market or exchange or any successor to the foregoing on which the Common Stock is then listed or quoted.

“Transaction Documents” means, collectively, this Agreement (as qualified by the Disclosure Schedule) and the exhibits hereto, the Registration Rights Agreement and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“True-Up Date” shall have the meaning assigned to such term in Section 3.2(b) hereof.

“True-Up Floor Price” means $0.001, which shall be appropriately adjusted for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement.

“True-Up Pricing Period” shall mean a period of eight consecutive Trading Days commencing on the Trading Day immediately following the applicable Settlement Date with respect to a Draw Down Notice delivered in accordance with Section 3.1 hereof.

“True-Up Purchase Price” means a price equal to the product of (i) 0.93 and (ii) the arithmetic average of the three lowest daily VWAPs during the applicable True-Up Pricing Period, which shall be appropriately adjusted for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions; provided, however, that in no event shall the True-Up Purchase Price be less than the True-Up Floor Price.

“True-Up Settlement Date” shall have the meaning assigned to such term in Section 3.2(b) hereof.

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“VWAP” means the volume weighted average price (the aggregate sales price of all trades of Common Stock during a Trading Day divided by the total number of shares of Common Stock traded during such Trading Day) of the Common Stock during a Trading Day as reported by Bloomberg L.P. using the AQR function.

“Warrant Value” shall mean the fair value of all warrants, options and other similar rights issued to a third party in connection with an Alternate Transaction, determined by using a standard Black-Scholes option-pricing model using a reasonable and appropriate expected volatility percentage based on applicable volatility data from an investment banking firm of nationally recognized reputation.

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EXHIBIT A TO THE
COMMON STOCK PURCHASE AGREEMENT
FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 23, 2014, is by and between Bioheart, Inc., a Florida corporation (the “Company”), and Magna Equities II, LLC, a New York limited liability company (the “Investor”).

RECITALS

A. The Company and the Investor have entered into that certain Common Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company may issue, from time to time, to the Investor up to $3,000,000 of newly issued shares of the Company’s common stock, $0.001 par value (“Common Stock”), as provided for therein.

B. Pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, the Company has issued to the Investor the Initial Commitment Shares (as defined in the Purchase Agreement) in accordance with the terms of the Purchase Agreement.

C. Pursuant to the terms of the Purchase Agreement, the Company may be required to issue to the Investor the Additional Commitment Shares (as defined in the Purchase Agreement) in accordance with the terms of the Purchase Agreement.

D. Pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, and to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities (as defined herein) as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Investor hereby agree as follows:

1.	Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(b) “Closing Date” shall mean the date of this Agreement.

(c) “Effective Date” means the date that the applicable Registration Statement has been declared effective by the SEC.

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(d) “Effectiveness Deadline” means (i) with respect to the initial Registration Statement required to be filed to pursuant to Section 2(a), the earlier of (A) the 120th calendar day after the earlier of (1) the Filing Deadline and (2) the date on which such initial Registration Statement is filed with the SEC and (B) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of (A) the 90th calendar day following the date on which the Company was required to file such additional Registration Statement and (B) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

(e) “Filing Deadline” means (i) with respect to the initial Registration Statement required to be filed to pursuant to Section 2(a), December 8, 2014 and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the later of (A) the 60th calendar day following the sale of substantially all of the Registrable Securities included in the initial Registration Statement or the most recent prior additional Registration Statement, as applicable, and (B) six months following the Effective Date of the initial Registration Statement or the most recent prior additional Registration Statement, as applicable, or such earlier date as permitted by the SEC.

(f) “Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

(g) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the SEC.

(h) “Registrable Securities” means all of (i) the Shares, including all of the Additional Shares, (ii) the Initial Commitment Shares, (iii) the Additional Commitment Shares and (iv) any capital stock of the Company issued or issuable with respect to such Shares (including Additional Shares), Initial Commitment Shares or Additional Commitment Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a successor entity into which the shares of Common Stock are converted or exchanged.

(i) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Investor of Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time (including pursuant to Rule 462(b) under the Securities Act), including all documents filed as part thereof or incorporated by reference therein.

(j) “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation

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of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration.

(k) “Rule 415” means Rule 415 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC providing for offering securities on a delayed or continuous basis.

(l) “SEC” means the U.S. Securities and Exchange Commission or any successor entity.

2.	Registration.

(a) Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC an initial Registration Statement on Form S-1, or such other form reasonably acceptable to the Investor and Legal Counsel, covering the resale by the Investor of Registrable Securities in an amount equal to 143,812,591 shares of Common Stock, 9,109,128 of which shares of Common Stock shall be registered as Initial Commitment Shares and 15,890,872 of which shares of Common Stock shall be registered as Additional Commitment Shares. Such initial Registration Statement shall contain (except if otherwise directed by the Investor) the “Selling Stockholder” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use its commercially reasonable efforts to have such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms hereof, declared effective by the SEC as soon as practicable, but in no event later than the applicable Effectiveness Deadline.

(b) Legal Counsel. Subject to Section 5 hereof, the Investor shall have the right to select one legal counsel to review and oversee, solely on its behalf, any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Greenberg Traurig, LLP or such other counsel as thereafter designated by the Investor. Except as provided under Section 10.1(i) of the Purchase Agreement, the Company shall have no obligation to reimburse the Investor for any and all legal fees and expenses of the Legal Counsel incurred in connection with the transactions contemplated hereby.

(c) Reserved.

(d) Sufficient Number of Shares Registered. If at any time all Registrable Securities are not covered by the initial Registration Statement filed pursuant to Section 2(a) as a result of Section 2(h) or otherwise, the Company shall file with the SEC one or more additional Registration Statements (on the short form available therefor, if applicable), so as to cover all of the Registrable Securities not covered by such initial Registration Statement, in each case, as soon as practicable (taking into account any Staff position with respect to date on which the Staff will permit such additional Registration Statement(s) to be filed with the SEC), but in no event later than the applicable Filing Deadline for such additional Registration Statement(s). The Company shall use its commercially reasonable efforts to cause such additional Registration Statement(s) to become effective as soon as practicable following the filing thereof with the SEC, but in no event later than the applicable Effectiveness Deadline for such Registration Statement.

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(e) Piggyback Registrations. Without limiting any of the Company’s obligations hereunder or under the Purchase Agreement, if there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans), then the Company shall deliver to the Investor a written notice of such determination and, if within five (5) days after the date of the delivery of such notice, the Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities the offer and sale of which the Investor requests to be registered.

(f) No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(a) or 2(d) without the prior written consent of the Investor. Subject to the proviso in Section 2(e), in connection with any offering involving an underwriting of shares, the Company shall not be required under this Section 2 or otherwise to include the Registrable Securities of any Investor therein unless such Investor accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between the Company and the underwriters selected by the Company.

(g) Offering. If the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices) (or as otherwise may be acceptable to the Investor), or if after the filing of the initial Registration Statement with the SEC pursuant to Section 2(a), the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such initial Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such initial Registration Statement (with the prior consent of the Investor and Legal Counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the SEC does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices) (or as otherwise may be acceptable to the Investor), the Company shall not request acceleration of the Effective Date of such Registration Statement, the Company shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the Securities Act, and the Effectiveness Deadline shall automatically be deemed to have elapsed with respect to such Registration Statement at such time as the Staff or the SEC has made a final and non-appealable determination that the SEC will not permit such Registration Statement to be so utilized (unless prior to such time the Company and the Investor have received assurances from the Staff or the SEC reasonably acceptable to Legal Counsel that a new Registration Statement

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filed by the Company with the SEC promptly thereafter may be so utilized). In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall file additional Registration Statements in accordance with Section 2(d) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Investor.

3.	Related Obligations.

The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (but in no event later than the applicable Filing Deadline) and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after such filing (but in no event later than the applicable Effectiveness Deadline). Subject to Allowable Grace Periods, the Company shall keep each Registration Statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investor on a delayed or continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date as of which the Investor may sell all of the Registrable Securities required to be covered by such Registration Statement (disregarding any reduction pursuant to Section 2(g)) without restriction pursuant to Rule 144 and without the need for current public information as required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (ii) the date on which the Investor shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement (but subject to the provisions of Section 3(q) hereof), the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall submit to the SEC, within two (2) Business Days after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be) and (ii) the approval of Legal Counsel is obtained pursuant to Section 3(c) (which approval shall be promptly sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request.

(b) Subject to Section 3(q) of this Agreement, the Company shall prepare and file with the SEC such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the prospectus contained therein current and available for use) at all times during the Registration Period for such Registration Statement, and, during such period, comply with the

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provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. Without limiting the generality of the foregoing, the Company covenants and agrees that (i) at or before 8:30 a.m. (New York City time) on the Trading Day immediately following each Effective Date, the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final prospectus to be used in connection with sales pursuant to the applicable Registration Statement, and (ii) if the transactions contemplated by any Draw Down (as defined in the Purchase Agreement) are material to the Company (individually or collectively with all other prior Draw Downs, the consummation of which have not previously been reported in any prospectus supplement filed with the SEC under Rule 424(b) under the Securities Act or in any periodic report filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or if otherwise required under the Securities Act, in each case as reasonably determined by the Company or the Investor, then, on the first Trading Day immediately following the last Trading Day of the Pricing Period with respect to such Draw Down, the Company shall file with the SEC a prospectus supplement pursuant to Rule 424(b) under the Securities Act with respect to the applicable Draw Down(s), disclosing the total Draw Down Amount Requested pursuant to such Draw Down(s), the total number of Shares that have been (or are to be) issued and sold to the Investor pursuant to such Draw Down(s), the total purchase price for the Shares subject to such Draw Down(s), the applicable Discount Price(s) for such Shares and the net proceeds that have been (or are to be) received by the Company from the sale of such Shares. To the extent not previously disclosed in the prospectus or a prospectus supplement, the Company shall disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the information described in the immediately preceding sentence relating to any Draw Down(s) consummated during the relevant fiscal quarter. In the case of amendments and supplements to any Registration Statement or prospectus which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 8-K, Form 10-Q or Form 10-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement and prospectus, if applicable, or shall file such amendments or supplements to the Registration Statement or prospectus with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement or prospectus, for the purpose of including or incorporating such report into such Registration Statement and prospectus. The Company consents to the use of the prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investor, in connection with the resale of the Registrable Securities and for such period of time thereafter as such prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.

(c) The Company shall (A) permit Legal Counsel to review and comment upon (i) each Registration Statement at least five (5) Business Days prior to its filing with the SEC (or such shorter period as may be agreed to by the Investor and Legal Counsel) and (ii) all

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amendments and supplements to each Registration Statement (including, without limitation, the prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports or prospectus supplements the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the SEC, and (B) shall give due consideration to all comments of the Investor and Legal Counsel on any such Registration Statement or amendment or supplement thereto or to any prospectus contained therein. The Company shall promptly furnish to Legal Counsel, without charge, (i) electronic copies of any correspondence from the SEC or the Staff to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), (ii) after the same is prepared and filed with the SEC, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

(d) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall promptly furnish to the Investor, without charge, (i) after the same is prepared and filed with the SEC, at least one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request from time to time) and (iii) such other documents, including, without limitation, copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor.

(e) The Company shall take such action as is necessary to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the Investor of the receipt by the Company of any notification with respect to the suspension of the

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registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and the Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, subject to Section 3(q), promptly prepare a supplement or amendment to such Registration Statement and such prospectus contained therein to correct such untrue statement or omission and deliver one (1) electronic copy of such supplement or amendment to Legal Counsel and the Investor (or such other number of copies as Legal Counsel or the Investor may reasonably request). The Company shall also promptly notify Legal Counsel and the Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), and when the Company receives written notice from the SEC that a Registration Statement or any post-effective amendment will be reviewed by the SEC, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate and (iv) of the receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related prospectus. The Company shall respond as promptly as practicable to any comments received from the SEC with respect to a Registration Statement or any amendment thereto. Nothing in this Section 3(f) shall limit any obligation of the Company under the Purchase Agreement.

(g) The Company shall (i) use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time and (ii) notify Legal Counsel and the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h) Upon the written request of the Investor, the Company shall make available for inspection during normal business hours by (i) the Investor, (ii) Legal Counsel and (iii) one (1) firm of accountants or other agents retained by such Investor (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, each Inspector shall agree in

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writing to hold in strict confidence and not to make any disclosure (except to the Investor) or use of any Record or other information which the Company’s board of directors determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document (as defined in the Purchase Agreement). The Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the Investor, if any) shall be deemed to limit the Investor’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(i) The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(j) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall use its reasonable best efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on another Trading Market, or (iii) if, despite the Company’s reasonable best efforts to satisfy the preceding clauses (i) or (ii) the Company is unsuccessful in satisfying the preceding clauses (i) or (ii), without limiting the generality of the foregoing, to use its reasonable best efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority (“FINRA”) as such with respect to such Registrable Securities. In addition, the Company shall cooperate with the Investor and any Broker-Dealer through which the Investor proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by the Investor. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

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(k) The Company shall cooperate with the Investor and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts (as the case may be) as the Investor may reasonably request from time to time and registered in such names as the Investor may request. Certificates for Registrable Securities free from all restrictive legends may be transmitted by the transfer agent to the Investor by crediting an account at DTC as directed by the Investor.

(l) If requested by the Investor, the Company shall as soon as practicable after receipt of notice from the Investor and subject to Section 3(q) hereof, (i) incorporate in a prospectus supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or prospectus contained therein if reasonably requested by the Investor.

(m) The Company shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(n) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(o) The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(p) Within one (1) Business Day after each Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(q) Notwithstanding anything to the contrary herein (but subject to the last sentence of this Section 3(q)), at any time after the Effective Date of a particular Registration Statement, the Company may delay the disclosure of material, non-public information concerning the Company or any of its Subsidiaries the disclosure of which at the time is not, in the good faith opinion of the board of directors of the Company, in the best interest of the Company and, in the

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opinion of counsel to the Company, otherwise required (a “Grace Period”), provided that the Company shall promptly, but in no event later than 9:30 a.m. (New York City time) on the second Trading Day immediately prior to the commencement of any Grace Period (except for such case where it is impossible to provide such two-Trading Day advance notice, in which case the Company shall provide such notice as soon as possible), notify the Investor in writing of the (i) existence of material, non-public information giving rise to a Grace Period (provided that in each such notice the Company shall not disclose the content of such material, non-public information to the Investor) and the date on which such Grace Period will begin and (ii) date on which such Grace Period ends, provided further that (I) no Grace Period shall exceed 20 consecutive Trading Days and during any 365-day period all such Grace Periods shall not exceed an aggregate of 60 Trading Days; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during any such Grace Period (other than pursuant to a registration statement on Form S-4 or S-8), (II) the first day of any Grace Period must be at least three Trading Days (or such shorter period as may be agreed by the parties) after the last day of any prior Grace Period and (III) no Grace Period may exist during (A) the first 10 consecutive Trading Days after the Effective Date of the particular Registration Statement or (B) the five-Trading Day period following each Settlement Date (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, such Grace Period shall begin on and include the date set forth in the notice referred to in clause (i) above, provided that such notice is received by the Investor not later than 9:30 a.m. (New York City time) on the second Trading Day immediately prior to such commencement date (except for such case where it is impossible to provide such two-Trading Day advance notice, in which case the Company shall provide such notice as soon as possible) and shall end on and include the later of the date the Investor receives the notice referred to in clause (ii) above and the date referred to in such notice. The provisions of Section 3(l) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of each Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary contained in this Section 3(q), the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

(r) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of its Registrable Securities pursuant to each Registration Statement.

4.	Obligations of the Investor.

(a) At least five Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Company shall notify the Investor in writing of the information the Company requires from the Investor with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable

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Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

(c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

(d) The Investor covenants and agrees that it will comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

5.	Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, FINRA filing fees (if any) and fees and disbursements of counsel for the Company shall be paid by the Company.

6.	Indemnification.

(a) In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each of its directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members,

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partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party” and collectively, the “Investor Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees, costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an Investor Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any prospectus (as amended or supplemented) or in any prospectus supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Investor Parties, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Investor Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Party for such Investor Party expressly for use in connection with the preparation of such Registration Statement, prospectus or prospectus supplement or any such amendment thereof or supplement thereto; (ii) shall not be available to the Investor to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus (as amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected prospectus, if such prospectus (as amended or supplemented) or corrected prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(b) In connection with any Registration Statement in which the Investor is participating, the Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if

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any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Company Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Investor furnished to the Company by the Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c) and the below provisos in this Section 6(b), the Investor will reimburse a Company Party any legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld or delayed, provided further that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(c) Promptly after receipt by an Investor Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Investor Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Party or the Company Party (as the case may be); provided, however, an Investor Party or Company Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Investor Party or Company Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Investor Party or Company Party (as the case may be) and the indemnifying party, and such Investor Party or such Company Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Party or such Company Party and the indemnifying party (in which case, if such Investor Party or such Company Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Investor Parties or Company Parties (as the case may be). The Company Party or Investor Party (as the case may be) shall reasonably cooperate with

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the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Investor Party (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Company Party or Investor Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Party or Investor Party (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Investor Party (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b) hereof. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Investor Party (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that the Investor shall promptly reimburse the Company for all such payments to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such payments.

(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Party or Investor Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of

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this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that the Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8.	Reports Under the Exchange Act.

With a view to making available to the Investor the benefits of Rule 144, the Company agrees to:

(a) use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

(b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company’s obligations under the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

(d) take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

9.	Assignment of Registration Rights.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may not assign its rights under this Agreement other than to an affiliate of the Investor.

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10.	Amendment or Waiver.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one Trading Day immediately preceding the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.	Miscellaneous.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Section 10.4 of the Purchase Agreement.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such

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suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) The Transaction Documents set forth the entire agreement and understanding of the parties solely with respect to the subject matter thereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, solely with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify or affect in any manner whatsoever (i) the conditions precedent to a Draw Down contained in Article VII of the Purchase Agreement, including, without limitation, the condition precedent contained in Section 7.2(iii) thereof or (ii) any of the Company’s obligations under the Purchase Agreement.

(f) Subject to compliance with Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective permitted successors and assigns and the Persons referred to in Sections 6 and 7 hereof.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(h) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. If any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

[signature pages follow]

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IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:
BIOHEART, INC. By: /s/Mike Tomàs Name: Mike Tomàs . Title: President & CEO .

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IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTOR:
MAGNA EQUITIES II, LLC, a New York limited liability company By: /s/ Joshua Sason Name: Joshua Sason Title: CEO

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EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

______________________
______________________
______________________
Attention: _____________

Re: Bioheart, Inc.

Ladies and Gentlemen:

[We are][I am] counsel to Bioheart, Inc., a Florida corporation (the “Company”), and have represented the Company in connection with that certain Common Stock Purchase Agreement, dated October 23, 2014 (the “Purchase Agreement”), entered into by and among the Company and the Investor named therein (the “Holder”) pursuant to which the Company will issue to the Holder from time to time shares of the Company’s common stock, $0.001 par value per share (the ”Common Stock”). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holder (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the offer and sale of the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ____________ ___, 2014, the Company filed a Registration Statement on Form S-1 (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names the Holder as an underwriter and a selling stockholder thereunder.

In connection with the foregoing, based solely upon oral advice from the staff of the SEC, the Registration Statement was declared effective under the Securities Act on [ENTER DATE OF EFFECTIVENESS], and no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been instituted or overtly threatened.

This letter shall serve as our standing opinion to you that the shares of Common Stock are freely transferable by the Holder pursuant to the Registration Statement, provided the Registration Statement remains effective.

Very truly yours,

[ISSUER’S COUNSEL]

By:_____________________

CC: [LIST NAMES OF HOLDERS]

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EXHIBIT B

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the selling stockholder of any or all of the shares of common stock that have been or may be issued by us to MEII under the Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see “Equity Enhancement Program With MEII” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement we entered into with MEII on October 23, 2014 in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, MEII has not had any material relationship with us within the past three years.

The table below presents information regarding the selling stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of _______________, 2014. As used in this prospectus, the term “selling stockholder” means MEII. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of ____________ shares of our common stock outstanding on _________________, 2014. Because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by the Company under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number(1)	Percent(2)		Number(3)	Percent(2)
Magna Equities II, LLC (4)		4.99%	143,812,591

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)	This number represents (i) __________ shares of common stock underlying a senior convertible note we issued to MEII on October 7, 2014, which provides that we may not issue shares of our common stock to Magna to the extent that Magna or any of its affiliates would, at any time, beneficially own more than 4.99% of our outstanding common stock, and (ii) the 9,109,128 shares of common stock we issued to MEII on October 23, 2014 as Initial Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering (i) up to __________shares that may be issued to MEII as Additional Commitment Shares under the terms of the Purchase Agreement, because the issuance of such shares is dependent on, among other things, the registration statement of which this prospectus is a part becoming effective and (ii) all of the shares that MEII may be required to purchase pursuant to draw downs under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of MEII’s control, including the registration statement of which this prospectus is a part becoming and remaining effective. Furthermore, the maximum amount of each put of common stock to MEII under the Purchase Agreement is subject to certain agreed upon threshold limitations set forth in the Purchase Agreement. Also, under the terms of the Purchase Agreement, we may not issue shares of our common stock to MEII to the extent that MEII or any of its affiliates would, at any time, beneficially own more than 9.99% of our outstanding common stock.
(2)	Applicable percentage ownership is based on _________ shares of our common stock outstanding as of ___________2014.
(3)	Assumes the sale of all shares being offered pursuant to this prospectus.
(4)	The business address of MEII is c/o Magna, 5 Hanover Square, New York, New York 10004. MEII’s principal business is that of a private investment firm. We have been advised that MEII is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither MEII nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Joshua Sason is the Chief Executive Officer and managing member of MEII and owns all of the membership interests in MEII, and that Mr. Sason has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all securities owned directly by MEII.
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PLAN OF DISTRIBUTION

We are registering shares of common stock that have been or may be issued by us from time to time to MEII under the Purchase Agreement to permit the resale of these shares of common stock after the issuance thereof by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may decide not to sell any shares of common stock. The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholder may arrange for other broker-dealers to participate. MEII is an “underwriter” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock by the selling stockholder may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. MEII has advised us that it will use an unaffiliated broker-dealer to effectuate all resales of our common stock. To our knowledge, MEII has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares. Because MEII is, and any other selling stockholder, broker, dealer or agent may be deemed to be, an “underwriter” within the meaning of the Securities Act, MEII will (and any other selling stockholder, broker, dealer or agent may) be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market in accordance with the rules of NASDAQ;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
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•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). MEII has informed us that each such broker-dealer will receive commissions from MEII which will not exceed customary brokerage commissions. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to the one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;
•	the number of shares involved;
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•	the price at which such shares are to be sold;
•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;
•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and
•	other facts material to the transaction.

MEII has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholder and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We have agreed to pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, MEII will pay all selling commissions, concessions and discounts, and other amounts payable to underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of common stock. We have agreed to indemnify MEII and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including

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liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. MEII has agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by MEII specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made by the selling stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the Securities and Exchange Commission to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

A-28

EXHIBIT B TO THE
COMMON STOCK PURCHASE AGREEMENT
FORM OF DRAW DOWN NOTICE

Reference is made to the Common Stock Purchase Agreement dated as of October 23, 2014 (the “Purchase Agreement”) between Bioheart, Inc., a corporation organized and existing under the laws of the State of Florida (the “Company”), and Magna Equities II, LLC, a New York limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. In accordance with and pursuant to Section 3.1 of the Purchase Agreement, the Company hereby issues this Draw Down Notice to exercise a Draw Down for the Draw Down Amount Requested indicated below.

Draw Down Amount Requested (dollar amount):	$
Initial Purchase Price Per Share (specify whether calculated in accordance with section (i), (ii) or (iii) of definition of Initial Purchase Price in Purchase Agreement):	$
Settlement Date:

On behalf of the Company, the undersigned hereby certifies to the Investor that (i) the above Draw Down Amount Requested does not exceed the Maximum Draw Down Amount Requested, (ii) the sale of Shares pursuant to this Draw Down Notice shall not cause the Company to sell or the Investor to purchase shares of Common Stock which, when aggregated with all purchases made by the Investor pursuant to all prior Draw Down Notices issued under the Purchase Agreement, would exceed the Aggregate Limit, (iii) to the Company’s Knowledge, the sale of Shares pursuant to this Draw Down Notice shall not cause the Company to sell or the Investor to purchase shares of Common Stock which would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Ownership Limitation and (iv) as of the date hereof, the Company does not possess any material non-public information.

Dated:	By: Name Title:

Address: Facsimile No.
AGREED AND ACCEPTED
By: Name Title:

B-1

EXHIBIT C TO THE
COMMON STOCK PURCHASE AGREEMENT
CERTiFICATE OF THE COMPANY

CLOSING CERTIFICATE

October 24th, 2014

The undersigned, the Chief Executive Officer of Bioheart, Inc., a corporation organized and existing under the laws of the State of Florida (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of October 23, 2014 (the “Agreement”), by and between the Company and Magna Equities II, LLC, a New York limited liability company (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. Attached hereto as Exhibit A is a true, complete and correct copy of the Articles of Incorporation of the Company as filed with the Secretary of State of the State of Florida. The Articles of Incorporation of the Company have not been further amended or restated, and no document with respect to any amendment to the Articles of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Florida since the date shown on the face of the state certification relating to the Company’s Articles of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

2. Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the Bylaws of the Company has been taken or is currently pending before the Board of Directors or stockholders of the Company.

3. The Board of Directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof.

4. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed the Transaction Documents to which the Company is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first above written

/s/ Mike Tomàs
Name: Mike Tomàs

Title: President & CEO

C-1

EXHIBIT D TO THE
COMMON STOCK PURCHASE AGREEMENT
COMPLIANCE CERTIFICATE

In connection with the issuance of shares of common stock of Bioheart, Inc., a corporation organized and existing under the laws of the State of Florida (the “Company”), pursuant to the Draw Down Notice, dated [_____________], delivered by the Company to Magna Equities II, LLC, a New York limited liability company (the “Investor”) pursuant to Article III of the Common Stock Purchase Agreement, dated October 23, 2014, by and between the Company and the Investor (the “Agreement”), the undersigned hereby certifies to the Investor as follows:

1. The undersigned is the duly appointed [_____________] of the Company.

2. Except as set forth in the attached Disclosure Schedule, the representations and warranties of the Company set forth in Article V of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [insert Draw Down Exercise Date] and as of the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [insert Draw Down Exercise Date] and as of the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

3. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to [insert Draw Down Exercise Date] and the date hereof.

4. The Shares issuable on the date hereof, and any Additional Shares issuable on the applicable True-Up Settlement Date, in each case in respect of the Draw Down Notice referenced above shall be delivered electronically by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, and shall be freely tradable and transferable and without restriction on resale. To the extent requested by the Investor pursuant to Section 10.1(iv) under the Agreement, the legend set forth in Section 10.1(iii) of the Agreement has been removed from the certificate representing the Initial Commitment Shares in accordance with Section 10.1(iv) of the Agreement.

5. As of the date hereof, the Company does not possess any material non-public information.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

The undersigned has executed this Certificate this [___] day of [___________], 20[__].

By:
D-1

Name:
Title:
D-2

DISCLOSURE SCHEDULE
RELATING TO THE COMMON STOCK
PURCHASE AGREEMENT, DATED AS OF OCTOBER 23, 2014
BETWEEN BIOHEART, INC. AND MAGNA EQUITIES II, LLC

This disclosure schedule is made and given pursuant to Article V of the Common Stock Purchase Agreement, dated as of October 23, 2014 (the “Agreement”), by and between Bioheart, Inc., a Florida corporation (the “Company”), and Magna Equities II, LLC, a New York limited liability company. Unless the context otherwise requires, all capitalized terms are used herein as defined in the Agreement. The numbers below correspond to the section numbers of representations and warranties in the Agreement most directly modified by the below exceptions.

Schedule 5.6(c)

Under the supervision and with the participation of our management, including our CEO and Principal Financial and Accounting Officer, an evaluation was performed on the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this quarterly report. Based on that evaluation, our management, including our CEO and Principal Financial and Accounting Officer, concluded that our disclosure controls and procedures were ineffective as of the end of the period covered by this report due to the Company’s limited resources and limited number of employees. To mitigate the current limited resources and limited employees, we rely heavily on direct management oversight of transactions, along with the use of legal and outsourced accounting professionals. As we grow, we expect to increase our number of employees, which, we believe, will enable us to implement adequate segregation of duties within the internal control framework.

D-3

FORM OF OPINION OF OUTSIDE COUNSEL TO BE DELIVERED PURSUANT TO
SECTION 7.1(iv) OF THE COMMON STOCK PURCHASE AGREEMENT
DATED AS OF OCTOBER 23, 2014 BETWEEN BIOHEART, INC. AND MAGNA EQUITIES II, LLC

[Company Counsel’s Letterhead]

1.	The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect.
2.	The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to issue the Securities in accordance with the terms thereof. The execution and delivery by the Company of the Transaction Documents to which it is a party, and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Securities) have been duly and validly authorized by all necessary corporate action and, except for any consent or authorization of the Company’s Board of Directors or a committee thereof in connection with the delivery of a Draw Down Notice to the Investor, no further consent or authorization of the Company, its Board of Directors or its stockholders is required.
3.	Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
4.	The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Securities) do not and will not: (i) violate the Company’s certificate of incorporation or bylaws (the “Governing Documents”); (ii) violate the general corporation law of the State of Delaware, or any federal or Florida statute, rule or regulation applicable to the Company; (iii) require any consents, approvals, or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, in each case, under the general corporation law of the State of Delaware or any federal or Florida statute, rule or regulation applicable to the Company that have not been obtained or made; (iv) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination,
D-4

amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or is bound that has been filed as an exhibit to the 2013 Form 10-K or any other Commission Document filed after the 2013 Form 10-K; (v) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or commitment to which the Company is a party or is bound that has been filed as an exhibit to the 2013 Form 10-K or any other Commission Document filed after the 2013 Form 10-K; or (vi) to our knowledge, result in a violation of any federal or state order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected.

5.	Assuming the accuracy of the representations and warranties made by you in the Purchase Agreement and your compliance with the covenants made by you in the Purchase Agreement and the Registration Rights Agreement, the offering, sale and issuance of the Securities in accordance with the Transaction Documents is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).
6.	When issued in accordance with the Purchase Agreement, the Initial Commitment Shares and the Additional Commitment Shares will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances under the Company’s Governing Documents, the laws of the State of Delaware or any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or is bound that has been filed as an exhibit to the 2013 Form 10-K or any other Commission Document filed after the 2013 Form 10-K. When issued and paid for in accordance with the Purchase Agreement, the Shares will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances under the Company’s Governing Documents, the laws of the State of Delaware or any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or is bound that has been filed as an exhibit to the 2013 Form 10-K or any other Commission Document filed after the 2013 Form 10-K. To our knowledge, the execution and delivery of the Registration Rights Agreement do not, and the performance by the Company of its obligations thereunder shall not, give rise to any rights of any other person for the registration under the Securities Act of any shares of Common Stock or other securities of the Company which have not been waived.
7.	There is no action, suit, claim, investigation or proceeding pending or, to our knowledge, threatened against the Company or any Subsidiary which questions the validity of any of the Transaction Documents or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. Except as set forth in the Commission Documents, to our knowledge, there is no action, suit, claim, investigation or proceeding pending or
D-5

threatened against or involving the Company, any Subsidiary or any of their respective properties or assets.

8.	The Company is not an “investment company” or any entity controlled by an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
D-6

FORM OF OPINION OF OUTSIDE COUNSEL TO BE DELIVERED PURSUANT TO
SECTION 7.2(xv) OF THE COMMON STOCK PURCHASE AGREEMENT
DATED AS OF OCTOBER 23, 2014 BETWEEN BIOHEART, INC. AND MAGNA EQUITIES II, LLC

[Company Counsel’s Letterhead]

1.	The Registration Statement has become effective under the Securities Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on [__________], 2014, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or, to our knowledge threatened, by the Commission, and the Registrable Securities may be resold under the Securities Act pursuant to the Registration Statement. Any required filing of the Prospectus and a Prospectus Supplement pursuant to Rule 424 under the Securities Act has been made in accordance with Rule 424 under the Securities Act.
2.	The Registration Statement, as of the date it became effective, and the Prospectus and each Prospectus Supplement, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-1 under the Act; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data included in or incorporated by reference in or omitted from the Registration Statement, the Prospectus or any Prospectus Supplement. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement, the Prospectus and each Prospectus Supplement are correct and complete.

In addition, we have participated in conferences with officers and other representatives of the Company and representatives of the independent registered public accounting firm for the Company, at which the contents of the Registration Statement, the Prospectus and each Prospectus Supplement, and the Commission Documents incorporated by reference therein, and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus, each Prospectus Supplement, or the Commission Documents incorporated by reference therein, and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective and as of the date hereof, together with the Commission Documents incorporated by reference therein, at such time and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, together with the Commission Documents incorporated by reference therein, at that date and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, the notes and schedules thereto, other financial

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data, or exhibits included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus.

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FORM OF OPINION “BRING DOWN” OF OUTSIDE COUNSEL TO BE DELIVERED PURSUANT TO SECTION 7.2(xv) OF THE COMMON STOCK PURCHASE AGREEMENT DATED AS OF OCTOBER 23, 2014 BETWEEN BIOHEART, INC. AND MAGNA EQUITIES II, LLC

[Company Counsel’s Letterhead]

1.	The Registration Statement has become effective under the Securities Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on [_____] [___], 20[_], no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or, to our knowledge threatened, by the Commission, and the Registrable Securities may be resold under the Securities Act pursuant to the Registration Statement. Any required filing of the Prospectus and a Prospectus Supplement pursuant to Rule 424 under the Securities Act has been made in accordance with Rule 424 under the Securities Act.
2.	Based on our inquiry of the Company’s [______________], no facts have come to our attention that cause us to believe that any of the opinions expressed in our opinion letter to you dated [_______], 2014 are not true and correct as of the date hereof.
3.	Based on our inquiry of the Company’s [______________], no facts have come to our attention that cause us to believe that the opinion expressed in paragraph 2 of our opinion letter to you dated [_______], 20[__] is not true and correct as of the date hereof.

In addition, we have participated in conferences with officers and other representatives of the Company and representatives of the independent registered public accounting firm for the Company, at which the contents of the Registration Statement, the Prospectus and each Prospectus Supplement, and the Commission Documents incorporated by reference therein, and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus, each Prospectus Supplement, or the Commission Documents incorporated by reference therein, and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective and as of the date hereof, together with the Commission Documents incorporated by reference therein, at such time and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, together with the Commission Documents incorporated by reference therein, at that date and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, the notes and schedules thereto, other financial data, or exhibits included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus.

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